UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pharmagreen Biotech Inc.
(Exact name of registrant as specified in its charter)

Nevada	3590	98-0491567
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Peter Wojcik

President, Chief Executive Officer

2987 Blackbear Court, Coquitlam,

British Columbia, V3E 3A2, Canada

pwojcik@telus.net

Pharmagreen Biotech Inc.

112 North Curry Street

Carson City, Nevada 89703

(702-803-9404)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

i

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Calculation of Registration Fee Table
Title of Each Class Of Securities To Be Registered	Amount of Securities to be Registered (1)	Proposed Maximum Offering Price (2)	Proposed Maximum Aggregate Offering price (3)	Amount of Registration Fee
Common	31,908,609	$0.08	$2,552,688.72	$331.34

(1) We are registering an aggregate of 31,908,609 shares of our common stock  including (i) 29,411,764 common shares (the “Put Shares”) that we may put to Oscaleta Partners LLC  (“Oscaleta”) pursuant to a private equity purchase agreement (the “Equity Purchase Agreement”) between Ocsaleta and our Company  dated November 22, 2019, and (ii) 2,496,845 shares which we may issue to EMA Financial, LLC (“EMA”) pursuant to a convertible promissory note dated October 1, 2019 issued by the Company to EMA.

In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Equity Purchase Agreement require our Company to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, we will file a new registration statement to register those additional shares.

(2) Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based on the average of the high and low price per share of the registrant’s common stock on April 22, 2020 on OTC Markets.

(3) This amount represents the maximum aggregate value of the shares of our common stock covered by this prospectus.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE

The information in this prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Selling Security Holders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

PHARMAGREEN BIOTECH INC.

31,908,609 Common Stock

This prospectus relates to the disposition from time to time of up to 31,908,609 common shares of Pharmagreen Biotech Inc. ("Pharmagreen", the "Company", "us", "we", "our"), including up to 29,411,764 shares that we may put to Oscaleta Partners LLC  (“Oscaleta”) pursuant to a private equity purchase agreement (the “Equity Purchase Agreement”) between Ocsaleta and our Company dated November 22, 2019, and 2,496,845 shares which we may issue to EMA Financial, LLC (“EMA”) pursuant to a convertible promissory note dated October 1, 2019 issued by the Company to EMA (the “Convertible Note”).  In this Registration Statement, Oscaleta, EMA, and their respective transferees, pledgees, donees, or successors are jointly and individually referred to as the “Selling Security Holder(s).”  We will bear all costs associated with this registration. See “Use of Proceeds” for additional information.

We are not selling any common stock under this registration statement and will not receive any of the proceeds from the sale of shares by the Selling Security Holders.  We will, however, receive proceeds from the sale of any shares that we put to Oscaleta under the Equity Purchase Agreement. The Equity Purchase Agreement provides that Oscaleta is committed to purchase up to $10 million of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement.  For each share of our common stock purchased under the Equity Purchase Agreement, Oscaleta will pay us 85% of the average of the lowest closing bid price of our common stock reported by Bloomberg Finance LP during a four day trading day period commencing the date a put notice is delivered, subject to a pre-designated floor.  The proceeds will be used for infrastructure build-out, and general corporate purposes.

The issuance of the common shares underlying the Convertible Note will be at the option of EMA.  The Convertible Note is a senior convertible promissory note in the aggregate principal amount of $78,000, which became due and payable on October 1, 2020.   The holder may, at its option, until payment of all outstanding principal and interest, convert all or any portion of the note into shares of the Company’s common stock at the price that is the lower of (i) the lowest closing price of the common shares during the 10 trading days period ended on the latest complete trading day prior to October 1, 2019; and (ii) a54% discount to the average of the two lowest trading prices during the 10 consecutive trading days immediately prior to and including the conversion date on which at least 100 shares of the Company’s common shares were traded.  The holder of the Convertible Note shall be further entitled to deduct $600.00 from the conversion amount in each notice of conversion to cover the holder’s legal fees associated with such conversion.

Each Selling Security Holder is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Equity Purchase Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate twenty-four (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC.

The Selling Security Holders identified in this prospectus may offer the shares of our common stock at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.

Our common stock is traded on OTC Markets under the symbol PHBI. On April 22, 2020, the last reported sale price for our common stock was $0.068 per share.

These are speculative securities. Please read the “Risk Factors” section beginning on page 10 of this prospectus before making a decision to invest in our common stock.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2020

ABOUT THIS PROSPECTUS

You should read this prospectus and the information incorporated by reference in this prospectus before making an investment in the securities of Pharmagreen Biotech Inc. See “Where You Can Find Additional Information” for more information beginning on page 60. You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

v

TABLE OF CONTENTS

ITEM 2. PROSPECTUS SUMMARY

3

THE OFFERING

5

SUMMARY FINANCIAL DATA

7

RISK FACTORS

8

ITEM 4: USE OF PROCEEDS

22

ITEM 5. DETERMINATION OF OFFERING PRICE

22

ITEM 7. SELLING SECURITY HOLDERS

23

ITEM 8. DESCRIPTION OF SECURITIES TO BE REGISTERED

27

ITEM 9. INTERESTS OF NAMED COUNSEL, EXPERTS AND STRATEGIC PARTNER

28

ITEM 10. INFORMATION WITH RESPECT TO THE REGISTRANT

30

A.

DESCRIPTION OF BUSINESS

30

B.

DESCRIPTION OF PROPERTY

38

C.

LEGAL PROCEEDINGS

38

D.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

39

E.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS  41

F.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

45

G.

Quantitative and Qualitative Disclosures about Market Risk

45

H.

Directors, Executive Management, Promoters and Control Persons

45

I.

Executive Compensation

48

J.

Security Ownership Of Certain Beneficial Owners And Management

50

K.

Transactions With Related Persons, Promoters And Certain Control Persons

52

For Years Ended September 30, 2019 and 2018

52

L.

CRITICAL ACCOUNTING POLICIES

53

M.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

55

Financial Statements

1

PART II

56

Item 11. Other Expenses of Issuance and Distribution.

56

Item 12. Indemnification of Directors and Officers.

56

Item 13. Recent Sales of Unregistered Securities

57

Item 14. Undertakings.

62

Item 16. Exhibits.

64

SIGNATURES

65

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements contain information about our expectations, beliefs or intentions regarding our product development and commercialization efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. These statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement and any related free writing prospectus also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

ITEM 2. PROSPECTUS SUMMARY

PHARMAGREEN BIOTECH INC.

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Prospectus, including our financial statements and the documents to which we refer you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Registration Statement on Form S-1 (the "Registration Statement") of which this Prospectus is a part. Unless the context indicates otherwise, as used in this prospectus, the terms "we," "us" and "our" refer to Pharmagreen Biotech Inc. and its subsidiaries.

Overview

Pharmagreen Biotech Inc. (“we”, “us”, “our”, the “Company”) was incorporated under the laws of the State of Nevada on November 26, 2007. The Company is headquartered in Coquitlam, British Columbia.  The Company’s mission is to advance the technology of tissue culture science and to provide the highest quality 100% germ free, disease free and all genetically the same plantlets of high Cannabidiol (CBD) hemp and other flora.  We also aim to offer a variety of laboratory based services to the North American high CBD hemp, cannabis (Canada only), and agriculture sectors, including full spectrum DNA testing for plant identification, live genetics preservation using low temperature storage for various cannabis and horticulture plants,  and extraction of CDB oil and other botanical oils.

The Company’s immediate business focus is the construction of a 63,000 square foot biotech complex for the production of tissue cultured high CBD hemp starter plantlets.  The Company has received conditional approval from Health Canada to produce and sell tissue plantlets and cannabis oil, subject to the successful completion and inspection of the planned biotech complex to be located in Deroche, British Columbia.  Completion of the project depends entirely on the Company’s ability to raise sufficient financing for the proposed construction costs of approximately $31,300,000.  There is no guarantee that the Company will be successful in raising the requisite financing.  The Company is currently completing the engineering stage for the planned facility and has begun site development work.

Management cannot provide assurance that the Company will ultimately achieve profitable operations, become cash flow positive, or raise sufficient debt and/or equity capital to execute its business plan. If the Company is unable to raise additional capital in the near future, management expects that the Company will need to curtail operations, liquidate assets, seek additional financing on less favorable terms, and/or pursue other remedial measures. The consolidated financial statements of the Company do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Corporate History

Pharmagreen Biotech Inc. (“the Company”) was incorporated under the laws of Nevada, U.S. on November 26, 2007 under the name Azure International, Inc. On October 30, 2008, the Company filed Articles of Merger with the Secretary of the State of Nevada in order to merge with Air Transport Group Holdings, Inc., a Nevada corporation incorporated on October 16, 2008.  As a result of the merger, the Company changed its name to Air Transport Group Holdings, Inc.

Air Transport Group Holdings, Inc. was originally established to carry on the business of acquiring aviation, travel and leisure companies.  During February 2018, the Company underwent a change of control and on February 27, 2018, new management took over.

On April 12, 2018, the Company entered into a share exchange agreement with WFS Pharmagreen Inc., a private company incorporated under the laws of British Columbia, Canada, whereby the Company acquired all of the issued and outstanding shares of WFS Pharmagreen Inc. in exchange for 37,704,500 shares of common stock of the

Company. Upon completion of this transaction, the shareholders of WFS Pharmagreen held 95.5% of the voting securities of the Company.

Immediately prior to closing of the Agreement, the majority shareholder of the Company was also the majority shareholder of WFS Pharmagreen. The share exchange was therefore deemed to be a common-control transaction and was outside the scope of the business combination guidance in ASC 805-50. The entities are deemed to be under common control as of February 27, 2018, which was the date that the majority shareholder acquired control of the Company and, therefore, held control over both companies. On May 2, 2018, the Share Exchange Agreement was completed. In connection with this transaction, on May 8, 2018, the Company changed its name to Pharmagreen Biotech Inc., and changed its year end from April 30th to September 30th.

Our principal executive offices are temporarily located at 2987 Blackbear Court, Coquitlam, British Columbia, Canada. Our telephone number is (702-803-9404).  The address of our corporate website is www.pharmagreen.ca.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next twelve months.  Currently we rely on convertible debt instruments with several lenders to maintain our day-to-day operations.  However, we will need to obtain additional debt or equity financing, to maintain our day-to-day operations in the future, and to fully execute our business plan. We endeavor to raise the capital necessary to fund our business through the private placement of our debt or equity securities, or through private or commercial debt instruments.  However, there is no assurance that we will be successful in securing additional financing in a timely manner or on commercially reasonable terms, if at all.  Except as described in this prospectus, we have no agreements in place to raise money through debt or equity financing. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to abandon our planned business operations altogether.   Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern.

GENERAL INTRODUCTION

Pharmagreen is headquartered in Coquitlam, British Columbia.  Pharmagreen’s mission is to advance the technology of tissue culture science and to provide the highest quality 100% germ free, disease free and all genetically the same plantlets of high CBD hemp and other flora.  We also plan to offer a range of laboratory-based services to the North American high CBD hemp, Cannabis and agriculture sectors, including full spectrum DNA testing for plant identification, live genetics preservation using low temperature storage for various cannabis and horticulture plants, and extraction of CBD oils and other botanical oils.

The Company’s immediate business focus is the construction of a 63,000 square foot biotech complex for the production of tissue cultured high CBD hemp starter plantlets.  1155907 B.C. Ltd., a wholly owned subsidiary of WFS Pharmagreen Inc., which is a wholly owned subsidiary of Pharmagreen Biotech Inc., has obtained the right to use the proposed biotech complex site land, and an option to purchase the land in the next five years on a cost plus expenses basis from Wladyslaw Wojcik, a beneficial shareholder of Pharmagreen Biotech Inc.   The grant of rights is registered with the land titles office in British Columbia, Canada.  The land is located approximately 60 miles from Vancouver, British Columbia, at 38482 Bell Road, Deroche, British Columbia, Canada.

The Company has applied to Health Canada for a license to produce and sell tissue culture plantlets and cannabis oil at the proposed biotech complex facility in Deroche, British Columbia.  On February 7, 2019, the Company’s, wholly owned Canadian subsidiary, WFS Pharmagreen Inc., received notification from Health Canada that its cannabis licensing application under the Cannabis Act and the Cannabis Regulations has advanced from the first stage, “Intake and Screening,” to the second stage, “Detailed Review and Initiation of Security Clearance Process,” of a three stage approval process. Detailed Review and Initiation of Security Clearance Process means applications are reviewed against the licensing and personnel security requirements of the regulations.

On May 10, 2019, the Company received confirmation from Health Canada that the second stage review was completed and the Company may proceed to the third and final application stage. The third stage is Confirmation of Readiness: confirmation is provided to the applicant that the application substantively meets the requirements, and requests confirmation from the applicant that the production facility is ready for licensing or inspection.  The Company is now, therefore, seeking financing to begin construction of the proposed biotech complex for final inspection and licensing.  Completion of this stage will be dependent entirely on the Company’s ability to raise sufficient financing for the proposed construction costs of approximately $31,300,000.  There is no guarantee that the Company will be successful in raising the requisite financing.  The Company does not anticipate any additional regulatory costs related to the final stage of licensing.

THE OFFERING

Common stock offered by Oscaleta	Up to 29,411,764 shares of common stock.

Common stock offered by EMA Financial	Up to 2,496,845 shares of common stock

Aggregate Common Stock offered by the Selling Security Holders	Up to 31,908,609 shares of common stock

Common Stock outstanding before the offering	82,212,799 shares of common stock as of April 24, 2020.

Common stock to be outstanding after the offering*	114,121,408 shares of common stock, assuming the issuance of all common shares being registered hereunder.

Terms of the Offering	The Selling Security Holders will determine when and how they will sell the common stock offered in this prospectus

Termination of the Offering

The offering will conclude when all of the 31,908,609 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Use of proceeds

The Selling Security Holders are selling all of the shares of our common stock covered by this prospectus for their own account. Accordingly, we will not receive any proceeds from the resale of our common stock. However, we will receive proceeds from any sale of the common stock to Oscaleta under the Equity Purchase Agreement. We intend to use the net proceeds received for general corporate and working capital purposes. See “Use of Proceeds” on page 26 of this prospectus for more information.

Risk factors	See “Risk Factors” on page 10 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

OTCQB Symbol	PBHI

We are authorized to issue 9,000,000,000 shares of common stock.

The Selling Security Holders may sell the Registered Shares from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. f

This offering will terminate on the earlier of (i) when all Registered Shares are sold, and (ii) the date that all of the securities may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, unless we terminate it earlier.

Jumpstart Our Business Startups Act:

The Company is a development stage, company and qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).  For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (i) September 30, 2024, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any September 30 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and references herein to “emerging growth company” have the meaning associated with it in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

•	not being required to comply with the requirement of auditor attestation of our internal control over financial reporting;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting

Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period, and as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure requirements available for smaller reporting companies.

SUMMARY FINANCIAL DATA

The following table provides summary financial statement data as of the Company’s fiscal years ended September 30, 2018 and 2019, respectively, and as of the Company’s fiscal quarter ended December 31, 2019. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

PHARMAGREEN BIOTECH, INC.

STATEMENTS OF OPERATIONS

	Years Ended September 30,		Three Months ended December 31,
	2018	2019	2019
Revenues	$–	$–	$–
Operating Expenses	$748,717	$645,961	$117,116
Other Income (Expenses)	$(324,864)	$(122,850)	$(88,941)
Net Income (Loss)	$(1,073,581)	$(768,811)	$(206,057)

  PHARMAGREEN BIOTECH, INC.

BALANCE SHEET

	September 30,		December 31,
	2018	2019	2019
Total Assets	$449,420	$630,272	$605,648
Total Liabilities	$1,836,881	$1,464,770	$1,658,602
Shareholders' Equity (Deficit)	$(1,387,461)	$(834,498)	$(1,052,954)
Total Liabilities and Shareholders' Deficit	$449,420	$630,272	$605,648

RISK FACTORS

An investment in our securities is subject to numerous risks, including the risk factors described below. You should carefully consider the risks, uncertainties, and other factors described below, in addition to the other information set forth in this Prospectus, before making an investment decision with regard to our securities. Any of these risks, uncertainties, and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows, or prospects. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATING TO OUR BUSINESS

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.

We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, we have not proven that we can build and operate our biotech complex in a manner that enables us to be profitable and meet customer requirements, develop intellectual property in genetics, pathogen and disease free for every plantlet of cannabis and/or other flora, obtain the necessary permits and/or achieve certain milestones, raise sufficient capital in the public and/or private markets, or respond effectively to competitive pressures. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flows.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our product lines, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

Our independent auditor’s report for the fiscal years ended September 30, 2019 and 2018 is qualified as to our ability to continue as a going concern.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in our audited annual consolidated financial statements for the years ended September 30, 2019 and 2018, our independent auditors included a note to our consolidated financial statements regarding concerns about our ability to continue as a going concern. Recurring losses from operations raise substantial doubt about our ability to continue as a going concern. The presence of the going concern note to our consolidated financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We have incurred significant losses in prior periods. For the year ended September 30, 2019, we incurred a net loss of $768,811 and, as of that date, we had an accumulated deficit of $4,729,476. For the year ended September 30, 2018, we incurred a net loss of $1,073,581 and, as of that date, we had an accumulated deficit of $3,961,939. As at December 31, 2019 we had an accumulated deficit of $4,935,497.  Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We require additional financing to sustain our operations and execute our business plan.  If we fail to secure the required additional financing on acceptable terms and in a timely manner, our ability to implement our business plan will be compromised and we may be unable to sustain our operations.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds of debt and equity financings. We will require substantial additional capital in the near future to build our planned biotech complex, develop our intellectual property base, and establish our targeted levels of commercial production. We may be unable to obtain additional financing on terms acceptable to us, or at all.

Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including: (i) our profitability; (ii) the release of competitive products and services by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing stockholders will be reduced and our stockholders may experience significant dilution. In addition, new securities may contain rights, preferences, or privileges that are senior to those of our Common Stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of Common Stock could limit our ability to obtain equity financing.

We cannot give any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

If we fail to protect our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products from our competitors’ products. We rely on copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Although we believe that our technology does not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business.

We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products, obtain a license for the manufacture and/or sale of such products, or cease selling such products. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or proposed products are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge, and experience of our scientific and technical personnel, our consultants and advisors, as well as our licensors and contractors. Because we operate in several highly competitive industries, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, and consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions, and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive, and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our current business relies heavily upon our key employee Mr. Peter Wojcik.

We have been heavily dependent upon the expertise and management of Mr. Peter Wojcik, our Chief Executive Officer and President, and our future performance will depend upon his continued services. The loss of Mr. Wojcik’s services could seriously interrupt our business operations, and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing development stag operations. The company currently does not maintain key man life insurance for Mr. Wojcik. There can be no assurance that a suitable replacement could be found for him upon retirement, resignation, or upon his death or inability to act on our behalf.

The limited public company experience of our two officers could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our two officers and Directors Peter Wojcik of Pharmagreen and Terry Kwan of WFS Pharmagreen Inc. (wholly owned subsidiary of Pharmagreen Biotech Inc.) have limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our two officers and directors management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Our business, financial condition, results of operations and cash flows have been, and may in the future be, negatively impacted by challenging global economic conditions.

The recent global economic slowdown has caused disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy, and declining consumer and business confidence, which has led to decreased levels of consumer spending. These macroeconomic developments have and could continue to negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to maintain our existing customers or attract new customers, or we may be forced to reduce the price of our products. We are unable to predict the likelihood of the occurrence, duration or severity of such disruptions in the credit and financial markets and adverse global economic conditions. Any general or market-specific economic downturn could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Our future success depends on our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon our continuing ability to attract and retain highly qualified personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industry. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

Our success depends, in part, on attracting customers to use our planned services, and if these customers do not adopt our services, then our revenue will be severely limited.

Acceptance of our proposed biotech complex services will depend on several factors, including their cost, ease of use, familiarity of use, convenience, timeliness, and reliability. If we fail to identify and meet our customers’ needs and expectations adequately, our services may not be competitive and our ability to generate revenues may be compromised. We also cannot ensure that our business model will gain wide acceptance among our targeted customers. If the anticipated market for our services collapses, fails to develop, or develops more slowly than we expect, our ability to achieve or to continue generating revenues could be reduced

If our planned biotech complex is unable to supply customers with high quality products in sufficient volumes, our relationship with the customers of our may suffer and our operating results will be adversely affected.

Our anticipated biotech complex x customers will expect us to deliver our products and services consistently and at sufficient volumes, while meeting their established quality standards. If we are unable to consistently deliver adequate quality and volume of products and services, our relationship with customers could be adversely affected which could have a negative impact on our operating results.

A drop in the retail price of commercially grown products and flora may negatively impact our planned business.

The demand for our planned products and services will depend in part on the price of commercially grown products and flora. Fluctuations in economic and market conditions that impact the prices of commercially grown products and flora, such as increases in the supply of such products and flora and the decrease in the price of commercially grown products could cause the demand for our services to decline, which would have a negative impact on our business.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations.

In the near term when funds are available, we intend to expand the scope of our operations activities significantly by offering low temperature storage of various horticultural plants; extraction of plant product with a focus on CBD oil. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

•	The need for continued development of our financial and information management systems;

•	The need to manage strategic relationships and agreements with manufacturers, customers and partners; and

•	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business.

Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees, or retaining existing employees.

We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected.

In the area of innovation, we must be able to develop new technologies and services that appeal to our customers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

If we are unable to adopt or incorporate technological advances into our biotech complex services, our business could become less competitive, uncompetitive, or obsolete and we may not be able to compete effectively with competitors’ products.

We expect that technological advances in the processes and procedures for our planned biotech services will continue to occur. As a result, there are risks that our products and services could become uncompetitive or obsolete. If we are unable to anticipate and incorporate technological advances as they occur, our planned services could become less efficient or cost-effective than the methods offered by our competitors, which could reduce the demand or competitive position of our own services, and have a material adverse effect on future sales and revenues. F

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

Our sole officer and sole director has significant control over stockholder matters and the minority stockholders will have little or no control over our affairs.

Our principal executive officer and director currently owns approximately 46.77% of our outstanding common stock and thus significant control over stockholder matters, such as election of directors, amendments to the Articles of Incorporation, and approval of significant corporate transactions. As a result, our minority stockholders will have little or no control over its affairs.

Our insurance coverage may be inadequate to cover all significant risk exposures.

We will be exposed to liabilities that are unique to the products we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

Because we do not have an audit or compensation committee, stockholders will have to rely on our officer and director, who is not independent, to perform these functions.

Because we do not have an audit or compensation committee, stockholders will have to rely on our officer and director, who is not independent, to perform these functions. Thus, there is a potential conflict of interest in that our officer and director has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Given our lack of revenue and cash flow, we will need to raise additional capital, which may be unavailable to us or, even if consummated, may cause dilution or place significant restrictions on our ability to operate.

According to our management's estimates, based on our current cash on hand and further based on our budget, we believe that we will have sufficient resources to continue our activities only into September 2020.

Since we are likely to be unable to generate sufficient, if any, revenue or cash flow to fund our operations for the foreseeable future, we will need to seek additional equity or debt financing to provide the capital required to establish or expand our operations. We may also need additional funding for developing products and services, increasing our sales and marketing capabilities, promoting brand identity, and acquiring complementary companies, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes.

Other than our agreement with President Mr. Wojcik, we do not currently have any arrangements or credit facilities in place as a source of funds, and there can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all.  If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities, our operations and financial condition may be materially adversely affected and our business might fail.

If we raise additional capital by issuing equity securities, the percentage ownership of our existing stockholders may be reduced, and accordingly these stockholders may experience substantial dilution.  We may also issue equity securities that provide for rights, preferences and privileges senior to those of our common stock. Given our need for cash and that equity raising is the most common type of fundraising for companies like ours, the risk of dilution is particularly significant for stockholders of our company.

Debt financing, if obtained, may involve agreements that include liens on our assets, covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, could increase our expenses and require that our assets be provided as a security for such debt.  Debt financing would also be required to be repaid regardless of our operating results.

If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or candidate products, or to grant licenses on terms that are not favorable to us.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

We expect to experience volatility in the price of our common stock, which could negatively affect stockholders’ investments.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of common stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

The relative lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance, and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses, or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, we could be subject to the imposition of fines and penalties, and our management would have to divert resources from attending to our business plan.

Our common stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of common stock due to suitability requirements.

Our common stock is categorized as “penny stock.” The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our common stock is significantly less than $5.00 per share, and is therefore considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser, and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our common stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our common stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We may issue additional shares of common stock or preferred stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 500,000,000 shares of common stock, with a par value of $0.001 per share. As of April 24, 2020, we had 82,212,799 shares of common stock outstanding; however, we may issue additional shares of common stock or preferred stock in the future in connection with a financing or an acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of common stock or securities convertible into our common stock are subject to full-ratchet anti-dilution protection, which could result in the right to purchase significantly more shares of common stock being issued or a reduction in the purchase price for any such shares or both. Any issuance of additional shares of our common stock, or equity securities convertible into our common stock, including but not limited to, preferred stock, warrants, and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our common stock, and may negatively impact the market price of our common stock.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Nevada law = prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our Board. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

RISKS RELATED TO OUR INDUSTRY

The possession, cultivation and distribution of marijuana may under certain circumstances lead to prosecution under United States federal law, which may cause our business to fail.

Our planned biotech complex business is structured to comply with the Cannabis Act (Canada), which permits the sale of marijuana in Canada under federal license. In the United Sates, 33 states, including our state of incorporation, Nevada, have approved and regulate medical marihuana use, and 11 states (including Nevada) have approved and regulate non-medical marihuana use by adults. However, it remains illegal under United States federal law to grow, cultivate or sell marijuana for any purpose. For non-prescription use, cannabidiol derived from industrial hemp is legal at the federal level but legality (and enforcement) varies by state.  Prior to January 2018, when it was rescinded by the former Attorney General of the United States, the COLE Memorandum of 8-29-13 stated that the United States Justice Department would not prioritize the prosecution of marijuana related activities authorized under state laws except to protect the public interest.  The Department of Justice has not, to our knowledge, published any policy or guidance specifically regarding the participation of a United States corporation in lawful \ marihuana related activities outside of the United States.

Although our planned medical marihuana business is federally sanctioned in Canada and not contrary to the public policy or laws of our state of incorporation, neither state law nor Canadian federal law provides protection against federal prosecution in the United States, which remains at the discretion of the Department of Justice. Although, in light of the COLE Memorandum, we do not anticipate that we will be targeted for prosecution by the Department of Justice, if the Department of Justice uses its discretion to prosecute our company for a violation of the Controlled Substances Act, the resulting civil or criminal consequences will have a material adverse effect on our business, and may cause our business to fail.

We are subject to significant regulation by the Federal Government of Canada. There is no assurance that we or our affiliates will be granted licensed producer status by Health Canada. Any failure or delay in obtaining such status would materially and adversely affect our operations.

The Company depends heavily on the success of acquiring a “Cannabis License” from Health Canada to be able to grow, store and distribute starter plantlets in Canada. There is no assurance that we or our affiliates will be approved by Health Canada or will be granted “Cannabis License”. Should we or our affiliates be unable to obtain all required licenses, or if the regulations in Canada continue to change, our business would not be able to operate or there could be significant cost to change our operations to remain compliant with the laws and regulations.

Once a Cannabis License is obtained, any failure to comply with the terms of the Cannabis Act and Regulations, or any failure to renew the Cannabis License after its expiry date, would have a material adverse impact on the financial condition and operations of our business.

The Company's operations are subject to regulations promulgated by government regulatory agencies from time to time. The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of operations. However, there can be no guarantee that the Company will be able to obtain and maintain, at all times, all necessary licenses and permits required to carry out its business.

There are many regulations and governmental agencies that regulate the medical marijuana industry, and there will likely be increased and/or changing regulations as the industry becomes more mainstream with more participants.

The Company's operations are subject to a variety laws, regulations and guidelines relating to the manufacture, management, transportation, storage and disposal of Cannabis and Hemp starter plantlets but also including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. While to the knowledge of management, the Company is currently in compliance with all such laws, changes to such laws, regulations and guidelines due to matters beyond the control of the Company may cause adverse effects to its operations.

The Cannabis Act is a new regime established in October 2018. As such, revisions to the regime could be implemented which could have an impact on the Company's operations. There is also some uncertainty regarding the likely interpretation of certain regulatory provisions by the regulator. Changes in legislation or regulator interpretation could negatively impact the operations of the Company. Similarly, a change in government could result in meaningful changes to the regulatory regime under which the Company operates, which could negatively impact its operations.

While the impact of such changes are uncertain and are highly dependent on which specific laws, regulations or guidelines are changed and on the outcome of any such court actions, it is not expected that any such changes would have an effect on the Company's operations that is materially different than the effect on similar-sized companies in the same business as the Company.

There are sales risks associated with the cannabis and medical marijuana industry because cannabis is a controlled substance.

As cannabis is a controlled substance in Canada, direct consumer marketing is not allowed. All products can only be prescribed by a physician and, to be successful, companies will have to develop programs targeted to this group. Traditionally in this sector, growers have targeted users as opposed to the doctors. The new regulations will change this traditional approach and will require growers to target doctors.  If we are unable to properly conduct sales in a regulated environment or target the appropriate audiences for our medical marijuana products, our results of operations and business prospects could be substantially impaired.

Cannabis is not legal to grow in the U.S. under federal law, although it may be imported and sold in the U.S. Importation is subject to a "zero tolerance" policy as a controlled substance under the U.S. Controlled Substances Act.

In certain states, the growth and cultivation of cannabis is legal (California, Colorado, Hawaii, Maine, Maryland, Michigan, Montana, New Mexico, Oregon, Rhode Island, Vermont and Washington), although states are resistant to allow the cultivation of cannabis due to the uncertain threat of prosecution by the U.S. Drug Enforcement Administration and prohibitions of federal law. Upon the production and sale of marijuana-based products to consumers, our products will be required to comply with various regulations at the provincial and Canadian federal levels. At this time, our product will only be sold in Canada under the Cannabis Act.  We will be unable for the foreseeable future to sell our products in the United States, which would impair our prospects for revenue and profit.

There are safety operational risks related to the production of tissue culture starter plantlets and storage of our products at the facility.

Given the nature of the product and its lack of legal availability outside of the therapeutic channels, as well as the concentration of abundant stock within one facility, despite meeting or exceeding Health Canada's security requirements, there remains a risk of shrinkage as well as theft. Also, as an agricultural product, despite meeting or exceeding Health Canada's requirements regarding good production practices, there remains a risk of diseases and pests impacting not only yield and revenue but overall product quality to consumers.

We may not be able to use the facilities as planned and will therefore not be able to commence operations on the timetable or the scale that we have planned.

To date, the Company's activities and resources have been primarily focused on its facility in British Columbia and the Company will continue to be focused on this facility for the foreseeable future. Adverse changes or developments affecting the facility, including but not limited to a breach of security, could have a material and adverse effect on the Company's business, financial condition and prospects. Any breach of the security measures and other facility requirements, including any failure to comply with recommendations or requirements arising from inspections by Health Canada, could also have an impact on the Company's ability to continue operating under the License.

We may not acquire market share or achieve profits due to competition in the medical marijuana and high CBD hemp industry.

There is potential that the Company will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and manufacturing and marketing experience than the Company. Increased competition by larger and better financed competitors could materially and adversely affect the business, financial condition and results of operations of the Company.

Because of the early stage of the industry in which the Company operates, the Company expects to face additional competition from new entrants. If the number of users of medical marijuana in Canada increases, the demand for products will increase and the Company expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, the Company will require a continued high level of investment in research and development, marketing, sales and client support. The Company may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Company.

We are subject to risks inherent in an agricultural business.

The Company's business involves the production of tissue culture starter plantlets, and flora both agricultural products. As such, the business is subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although the Company intends to produce its products indoors under climate-controlled conditions and carefully monitor the growing conditions with trained personnel, there can be no assurance that natural elements will not have a material adverse effect on the production of its products.

We are subject to risks related to rising energy costs.

The production of tissue cultured starter plantlets for medical marijuana and high CBD hemp and other flora operations consume considerable energy, making the Company vulnerable to rising energy costs. Rising or volatile energy costs may adversely impact the business of the Company and its ability to operate profitably.

We are subject to risks related to transportation disruptions.

Due to the perishable and premium nature of the Company's products, the Company will depend on fast and efficient courier services to distribute its product. Any prolonged disruption of this courier service could have an adverse effect on the financial condition and results of operations of the Company. Rising costs associated with the courier services used by the Company to ship its products may also adversely impact the business of the Company and its ability to operate profitably.

No commercial products have been developed.

We have not completed the development of any commercial products, and accordingly we have not begun to market or generate revenues from sales of the products we are developing.

There can be no assurance that any of our product candidates will meet applicable health regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, be successfully marketed or that the investment made in such product candidates will be recouped through sales or related royalties. There can be no assurance that we will ever achieve profitability. As a result, an investment in our common shares involves a high degree of risk and should be considered only by those persons who can afford a total loss of their investment.

Our reputation in the industry will be very important as we grow the business, and any negative impact on our reputation could be damaging to our business.

The Company believes the medical marijuana industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the medical marijuana produced inclusive of CBD. Consumer perception of the Company's products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of medical marijuana products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the medical marijuana market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for the Company's products and the business, results of operations, financial condition and cash flows of the Company.

There are risks related to the quantity and quality control of our products.

As a manufacturer and distributor of cannabis and related products, the Company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of the Company's products involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. The Company may be subject to various product liability claims, including, among others, that the Company's products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Company could result in increased costs, could adversely affect the Company's reputation with its clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition of the Company.

There can be no assurances that the Company will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of the Company's potential products.

There are risks related to potential product recalls.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the Company's products are recalled due to an alleged product defect or for any other reason, the Company could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. The Company may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. Although the Company has detailed procedures in place for testing finished products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of the Company's significant brands were subject to recall, the image of that brand and the Company could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for the Company's products and could have a material adverse effect on the results of operations and financial condition of the Company. Additionally, product recalls may lead to increased scrutiny of the Company's operations by Health Canada or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

There are risks related to product liability claims.

Our product candidates subject us to the risk of product liability claims for which we may not be able to maintain or obtain adequate insurance coverage. Inherent in the use of our product candidates in clinical trials, as well as in the manufacturing and distribution in the future of any approved products, is the risk of financial exposure to product liability claims and adverse publicity in the event that the use of such products results in personal injury or death. There can be no assurance that we will not experience losses due to product liability claims in the future.

There are risks related to potential delays or impairment of future sales.

Even if any of our product candidates receives regulatory approval, we and our collaborators may still face development and regulatory difficulties that may delay or impair future sales. If we or our collaborators obtain regulatory approval for any of our product candidates, we and our collaborators will continue to be subject to extensive regulation by Health Canada, the FDA, other federal authorities, certain state agencies and regulatory authorities elsewhere. These regulations will impact many aspects of our operations and the drug manufacturer's operations including manufacture, record keeping, quality control, adverse event reporting, storage, labelling, advertising, promotion, sale and distribution, export and personnel. The FDA and state agencies may conduct periodic inspections to assess compliance with these requirements. We, together with our collaborators, will be required to conduct post-marketing surveillance of the product. We also may be required to conduct post-marketing studies. Our or our collaborators' failure to comply with applicable FDA and other regulatory requirements, or the later discovery of previously unknown problems, may result in restrictions including:

•

delays in commercialization;

•

refusal by Health Canada, the FDA or other similar regulatory agencies to review pending applications or supplements to approved applications;

•

product recalls or seizures;

•

warning letters;

•

suspension of manufacturing;

•

withdrawals of previously approved marketing applications;

•

fines or other civil penalties;

•

injunctions, suspensions or revocations of marketing licenses;

•

refusals to permit products to be imported to or exported from the United States, Canada; and

•

criminal prosecutions.

There are risks related to intellectual property.

Our success depends on our ability to protect our proprietary rights and operate without infringing the proprietary rights of others; we may incur significant expenses or be prevented from developing and/or commercializing products as a result of an intellectual property infringement claim.

Our success will depend in part on our ability and that of our corporate collaborators to obtain and enforce patents and maintain trade secrets, in Canada, the United States and in other countries.

Patent law relating to the scope and enforceability of claims in the fields in which we operate is still evolving. The patent positions of biotechnology and biopharmaceutical companies, including us, is highly uncertain and involves complex legal and technical questions for which legal principles are not firmly established. The degree of future protection for our proprietary rights, therefore, is highly uncertain. In this regard there can be no assurance that patents will issue from any of the pending patent applications. In addition, there may be issued patents and pending applications owned by others directed to technologies relevant to our or our corporate collaborators' research, development and commercialization efforts. There can be no assurance that our or our corporate collaborators' technology can be developed and commercialized without a license to such patents or that such patent applications will not be granted priority over patent applications filed by us or one of our corporate collaborators.

Our commercial success depends significantly on our ability to operate without infringing the patents and proprietary rights of third parties, and there can be no assurance that our and our corporate collaborators' technologies and products do not or will not infringe the patents or proprietary rights of others.

There can be no assurance that third parties will not independently develop similar or alternative technologies to ours, duplicate any of our technologies or the technologies of our corporate collaborators or our licensors, or design around the patented technologies developed by us, our corporate collaborators or our licensors. The occurrence of any of these events would have a material adverse effect on our business, financial condition and results of operations.

Litigation may also be necessary to enforce patents issued or licensed to us or our corporate collaborators or to determine the scope and validity of a third party's proprietary rights. We could incur substantial costs if litigation is required to defend ourselves in patent suits brought by third parties, if we participate in patent suits brought against or initiated by our corporate collaborators or if we initiate such suits, and there can be no assurance that funds or resources would be available in the event of any such litigation. An adverse outcome in litigation or an interference to determine priority or other proceeding in a court or patent office could subject us to significant liabilities, require disputed rights to be licensed from other parties or require us or our corporate collaborators to cease using certain technology or products, any of which may have a material adverse effect on our business, financial condition and results of operations.

The Company will have to expand its patent protection to other countries. There can be no assurances that the Company will be able to do so successfully. The Company may not have the financial resources to enforce its patents should another company compete with a similar or identical product that infringes on the Company's patents.

There is no assurance that we will be able to obtain required supply of materials and skilled labor.

The ability of the Company to compete and grow will be dependent on it having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that the Company will be successful in maintaining its required supply of skilled labor, equipment, parts and components. It is also possible that the final costs of the major equipment contemplated by the Company's capital expenditure program may be significantly greater than anticipated by the Company's management, and may be greater than funds available to the Company, in which circumstance the Company may curtail, or extend the timeframes for completing, its capital expenditure plans. This could have an adverse effect on the financial results of the Company.

The Company's business is dependent on a number of key inputs and their related costs including raw materials and supplies related to its growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition, and operating results of the Company. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

Our forecasts are highly speculative in nature and we cannot predict results in a development stage company with a high degree of accuracy.

The Company must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the cannabis industry in North America. A failure in the demand for its products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of the Company.

If we incur substantial liability from litigation, complaints, or enforcement actions our financial condition could suffer.

The Company may become party to litigation from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which the Company becomes involved result in a judgement or liability against the Company, such finding could adversely affect the Company's ability to continue operating and the market price for the Company's common stock and could use significant resources. Even if the Company prevails in any such dispute, litigation can redirect significant Company resources.

ITEM 3: USE OF PROCEEDS

Each Selling Security Holder is selling all of the shares of our common stock covered by this prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of our common stock. However, we will receive proceeds from any sale of the common stock to Oscaleta under the Equity Purchase Agreement. We intend to use the net proceeds received for the pre-construction development work on our planned biotech complex, and general working capital purposes which may include, among other things:

•	general and administrative expenses;

•	additions to working capital and capital expenditures; building out the facility

•	sales and production of starter plantlets for Cannabis with primary focus on high CBD hemp products plantlets and other plantlet flora

•	the expansion of our business through internal growth or acquisitions.

ITEM 4. DETERMINATION OF OFFERING PRICE

Our common stock currently trades on the OTC under the symbol “PHBI”. The proposed offering price of the shares of our common stock covered by this prospectus is $0.08, which was computed based upon the high and low prices per share of our common stock on April 22, 2020, as reported by the OTC Markets. The Selling Security Holdersmay sell shares in any manner at the then current market price, or at privately negotiated prices.

ITEM 6. SELLING SECURITY HOLDERS

We are registering for resale an aggregate of 31,908,609 shares of our common stock, which is comprised of (i) 29,411,764 shares of our common stock (the “Put Shares”) that we may put to Oscaleta pursuant to the Equity Purchase Agreement and (ii) 2,496,845 shares of our common stock that we may issue to EMA pursuant to conversion of the Convertible Note.

Shares Being Registered Pursuant to the Equity Purchase Agreement with Oscaleta

Oscaleta is a limited partnership organized and existing under the laws of the state of Connecticut.  The Equity Purchase Agreement provides that Oscaleta is committed to purchase up to $10,000,000 of our common stock (the “Put Shares”). We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement.  Oscaleta may from time to time offer and sell any or all of the Put Shares that are registered under this prospectus and which Oscaleta subsequently purchases pursuant to the Equity Purchase Agreement.

We will not receive any proceeds from the sale of any Put Shares by Oscaleta, however, we will receive proceeds from the sale of the Put Shares to Oscaleta under the Equity Purchase Agreement.  The proceeds will be used for product development, commercialization, and general corporate purposes.  The put option price is 85% of the lowest closing bid price during a ten trading day period immediately following the Put Date (the “Valuation Period”), subject to a pre-designated floor.  In addition, in the event that, during a Valuation Period, the Closing Price on any Trading Day is less than eighty percent (80%) of the average of the Closing Prices for the five (5) trading days immediately preceding the date of the Company’s Put Notice (a “Low Bid Price”), for each such Trading Day, the parties shall have no right to sell and shall be under no obligation to purchase one tenth (1/10th) of the Investment Amount specified in the Put Notice, and the Investment Amount shall accordingly be deemed reduced by such amount. In the event that during a Valuation Period there exists a Low Bid Price for any three (3) Trading Days— not necessarily consecutive—then the balance of each party’s right and obligation to sell and purchase the Investment Amount under such Put Notice shall terminate on such third Trading Day (“Termination Day”), and the Investment Amount shall be adjusted to include only one-tenth (1/10th) of the initial Investment Amount for each Trading Day during the Valuation Period prior to the Termination Day that the Closing Price equals or exceeds the Low Bid Price.

We are unable to determine the exact number of Put Shares that will actually be sold by Oscaleta according to this prospectus due to:

•

the ability of Oscaleta to determine when and whether it will sell any of the Put Shares or Initial Shares under this prospectus; and

•

the uncertainty as to the number of Put Shares that will be issued upon exercise of our put options under the Equity Purchase Agreement.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement pursuant to this registration statement. The Equity Purchase Agreement provides a facility in the aggregate amount of up to $10,000,000. We may decide to obtain financing from Oscaleta under the Equity Purchase Agreement by issuing and selling more shares of our common stock than the number of shares that we have registered in this offering. Such additional financing will require us to issue additional shares of common stock and register those shares under the Securities Act. Such additional shares would be available to trade immediately, and a sale of those shares could cause a significant decline in our stock price.

Oscaleta will periodically purchase shares of our common stock under the Equity Purchase Agreement and will in turn, sell such shares to investors in the market at the prevailing market price. This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Oscaleta to raise the same amount of funds, as our stock price declines.

Shares Being Registered Pursuant to the Convertible Note.

EMA is a limited lability corporation organized and existing under the laws of the state of Delaware. The issuance of the common shares underlying the Convertible Note will be at the option of EMA.  The Convertible Note is a senior convertible promissory note in the aggregate principal amount of $78,000, which became due and payable on October 1, 2020.   The holder may, at its option, until payment of all outstanding principal and interest, convert all or any portion of the note into shares of the Company’s common stock at the price that is the lower of (i) the lowest closing price of the common shares during the 10 trading days period ended on the latest complete trading day prior to October 1, 2019; and (ii) a 54% discount to the average of the two lowest trading prices during the 10 consecutive trading days immediately prior to and including the conversion date on which at least 100 shares of the Company’s common shares were traded.  The holder of the Convertible Note shall be entitled to deduct $600.00 from the conversion amount in each notice of conversion to cover the holder’s legal fees associated with such conversion.

We will not receive any proceeds from the sale of any shares underlying the Convertible Note.

General

The Selling Security Holders and any participating broker-dealers are “underwriters” within the meaning of the Securities Act. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holders in connection with the sale of our common stock.

We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities under the Equity Purchase Agreement and the Convertible Note pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transactions do not involve a public offering, each Selling Security Holder is a “sophisticated investor” and/or qualified institutional buyer and has access to information about us and their investment.

There are no positions, offices, or other material relationships among the Selling Security Holders and the Company or any of our predecessors or affiliates within the past three years.

The following table sets forth the name of the Selling Security Holders, the number of shares of common stock beneficially owned by the Selling Security Holders as of the date hereof and the number of share of common stock being offered by the Selling Security Holders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of the shares for resale from time to time. However, the Selling Security Holders are under no obligation to sell all or any portion of such shares nor are the Selling Security Holders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holders. The column entitled “Number of Shares Beneficially Owned After the Offering” assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior to Offering [1]	Shares to be Offered[2]	Amount Beneficially Owned After Offering	Percentage Beneficially Owned After Offering
Oscaleta Partners LLC (3)	0(4)	29,411,764(5)	0	0%[3]
EMA Financial, LLC(6)	4,084,889(7)	2,496,845	0	0%

(1)

The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which

1

2

3

the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)

Assumes the purchase of all securities being registered hereunder on behalf of the applicable Selling Security Holder.

(3)

Stephen M. Hicks has voting and dispositive control over securities held by Oscaleta Partners LLC.

(4)

Pursuant to the Equity Purchase Agreement the number of shares purchased by Oscaleta shall not result in Oscaleta beneficially owning in excess of 9.99 of the Company’s issued and outstanding securities.

(5)

Includes 29,411,764 shares of our common stock that we may put to Oscaleta pursuant to the terms of the Equity Purchase Agreement.

(6)

Felicia Preston has voting and dispositive control over securities held by EMA Financial, LLC.

(7)

Includes common shares which may be purchased by EMA Financial upon conversion of the Convertible Note.   Pursuant to the Convertible Note, no portion of the Convertible Note may be converted that would result in EMA Financial beneficially owning in excess of 4.99% of the Company’s issued and outstanding securities.

(8)

Pursuant to the Convertible Note

ITEM 7.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of 29,411,764 shares of our common stock by Oscaleta and 2,496,845 shares of our common stock by EMA.

Each Selling Security Holder may , from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Security Holders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

According to the terms of the Equity Purchase Agreement, neither Oscaleta nor any affiliate of Oscaleta acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this offering.

The Selling Security Holders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Security Holder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. Neither Selling Security Holder can assure that all or any of the shares offered in this prospectus will be issued to them or sold by them.  . In addition, the Selling Security Holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holders. The Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holders.

Each Selling Security Holder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Security Holders. We will file a supplement to this prospectus if any Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If a Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holders. Each Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement pursuant to this registration statement. The Equity Purchase Agreement provides a facility in the aggregate amount of up to $10 million. We may decide to obtain financing from Oscaleta under the Equity Purchase Agreement by issuing and selling more shares of our common stock than the number of shares that we have registered in this offering. Such additional financing will require us to issue additional shares of common stock and register those shares under the Securities Act. Such additional shares would be available to trade immediately, and a sale of those shares could cause a significant decline in our stock price.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder, other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the applicable Selling Security Holder to pay these expenses. We have agreed to indemnify Oscaleta and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $20,000,000. We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Security Holders. We will, however, receive proceeds from any sale of our common stock to Oscaleta under the Equity Purchase Agreement.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $20,000,000 including, but not limited to, legal, accounting, printing and mailing fees. The Selling Stockholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

ITEM 8. DESCRIPTION OF SECURITIES TO BE REGISTERED

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation, as amended (the "Articles of Incorporation"), and our Bylaws (the "Bylaws"), which are filed as exhibits to the registration statement of which this prospectus is a part. The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, and to the provisions of Chapter 78 of the Nevada Revised Statutes (the "NRS"). We encourage you to review complete copies of our Articles of Incorporation and our Bylaws. You can obtain copies of these documents by following the directions outlined in "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference" elsewhere in this prospectus.

Common Stock

We have the authority to issue up to 500,000,000 shares of our common stock. As of September 30, 2019, and April 24, 2020 there were 75,646,835 and 82,212,799 shares of our common stock issued and outstanding, respectively. There is a limited public market for our common stock.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of our common stock do not have cumulative voting rights.

Liquidation. In the event of a liquidation, dissolution, or winding up of the Company, the holders of our common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then-outstanding.

Dividend Rights. Holders of our common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by our Board of Directors (our "Board") in its discretion from funds legally available therefore, subject to preferences that may be applicable to our preferred stock, if any, then-outstanding. Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and financial conditions. We intend to retain earnings, if any, for use in our business operations and accordingly, our Board does not anticipate declaring any dividends in the foreseeable future.

Other Rights and Restrictions. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Stockholder Action; Special Meetings. Our Bylaws provide that stockholders' action can only be taken at an annual or special meeting of stockholders, or by written consent if such consent is signed by the holders of all of the shares entitled to vote with respect to the subject matter thereof. Our Bylaws provide that special meetings of the stockholders may be called at any time by our president, Board, or Chairman of the Board. In addition, a special meeting of the stockholders shall be called by our Board at the request of the holders of a majority of all outstanding shares entitled to vote on any issue at the meeting.

Board of Directors; Removal; Vacancies. Our Bylaws specify that the number of directors is to be determined by a majority of the total number of directors serving prior to any increase or decrease, provided there is at least one and no more than ten directors. Our Board is currently composed of one director, Peter Wojcik. We do not have a classified Board. Pursuant to our Bylaws and the NRS, a director serves until the next annual meeting and until his or her successor has been elected and qualified, until there is a decrease in the number of directors, or until his or her earlier death, removal, or resignation. Our stockholders may remove one or more directors with or without cause by a vote of our stockholders.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring on our Board for any reason except the removal of one or more director by our stockholders may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of one or more directors by our stockholders shall be filled by a vote of our stockholders. A director that is appointed or elected to fill a vacancy shall hold office for the remaining term of his or her predecessor.

Amendment of Bylaws. Our Board may amend or repeal our Bylaws. Our stockholders may also amend or repeal our Bylaws by a vote of the holders of the shares entitled to vote in the election of any directors.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Transhare Securities Transfer and Registrar, of 2849 Executive Drive, Suite 200, Clearwater, Florida 33761. Transhare’s telephone number is (303) 662-1112., www.transhare.com

Listing. Our common stock is quoted on the OTCPINK tier of the electronic quotation service operated by OTC Markets Group, Inc. under the symbol "PHBI".

Preferred Stock

There is no preferred stock authorized or issued at this time.

Anti-Takeover Effects of Certain Provisions of Nevada Law

Certain provisions of Nevada law and our Articles of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

DESCRIPTION OF WARRANTS

The Company has no warrants issued or contemplated at this time.

ITEM 9. INTERESTS OF NAMED COUNSEL, EXPERTS AND STRATEGIC PARTNER

LEGAL MATTERS

W.L. Macdonald Law Corporation will pass on the validity of any securities offered by this prospectus.  The legality of the securities for any underwriters, dealers, or agents will be passed upon by counsel as may be specified in the applicable Post Effective Amendment.

EXPERTS

Saturna Group Chartered Professional Accountants LLP

The consolidated financial statements of Pharmagreen Biotech Inc. as at September 30, 2019 and 2018, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of Saturna Group Chartered Professional Accountants LLP, 1066 West Hastings Street, Suite 1250 Vancouver, BC, Canada, V6E 3X1, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Cannabis Compliance Inc.

Located at: 2345 Argentia Road, Suite 102, Mississauga, Ontario, Canada L5N 8K4

Consulting firm providing services for Cannabis license application submission to Health Canada.

Gary Fields, Architecture Interior Design Planning Inc.

Located at: 904-955 Marine Dr., West Vancouver, B.C., Canada

Project manager and chief architect for the design, development and engineering of the Biotech Complex under development in Deroche, B.C., Canada.

PROJECT TEAM
PHARMAGREEN BIOTECH CENTRE
STAKEHOLDER
OWNER - WFS PHARMAGREEN
DESIGN CONSULTANT TEAM
Construction Contact
CONSTRUCTION CONTRACTOR
AUTHORITIES HAVING JURISDICTION
Pharmagreen's major investors
Pharmagreen's future customers
Pharmagreen's future employee's
Pharmagreen's vendors & suppliers
Pharmagreen's technology/ providers
Pharmagreen's maintenance contractors
Pharmagreen's cleaning contractor
Peter Wojcik - CEO Director, President
Dr. Fawzia Afreen - Botanist, Chief Opertion & Science Officer
Terry Kwan - Secratary Treasurer
Owner's Subconsultants
Hydrological - Stirling Geoscience
Civil - Omega & Associates Engineering Ltd.
Hazardous Materials Consultant - TBA
Health Canada Licensing - Cannabis Compliance Inc.
Managing Consultant / Architect / Interior Designer - Gary Fields Architecture Interior Design Planning
Cost Estimator - Hanscomb Limited
Landscape Architect - to be confirmed
Structural - RJC Engineers
Mechanical - Fluid Mechanical
Sprinkler Engineer - Fast Automatic Sprinkler Technologies Ltd.
Electical - Opal Enigineering
Hardware and Security to be confirmed
General Contractor - to be awarded at Bidding & Negotiation Phase
Subcontractors - to be selected by General Contractor at bidding
Steel, Concrete Cladding, Glasing, Mechanical, Plumbing, Electrical, etc, etc.
Subcontractors Assigned at Tender
Water Filtration
Irragation
Fertilization
Fraser Valley Regional District
Planning Department
Development permit
Flood Hazard Assessment
Flood Hazard Covenant
Building Department
Building Permit 1. Civil Sidework
Building Permit 1. Facility
BC Ministry of Transportation
Road Work
Terasen Gas
New gas service to neighbourhood
BC Hydro
Health Canada
ACMPR Licencing

STRATEGIC PARTNER

Alliance Growers Inc., CSE symbol: ACG, FWB symbol: 1LA, OTCQB symbol: ALGWF

Located at: 500 – 666 Burrard Street, Vancouver, B.C., Canada, V6C 3P6

Effective December 11, 2017, the Company entered into a binding Letter of Intent (“LOI”) with Alliance Growers Corp. (“Alliance”), whereby the Company will build a new cannabis biotech complex (the “Biotech Complex”) located in British Columbia, through their subsidiary, 1155097 B.C. Ltd. (“115BC”). On January 25, 2019, the Company’s wholly owned subsidiaries WFS Pharmagreen Inc. and 115BC entered into an Option Agreement with Alliance Growers Corp, which superseded the LOI entered into on December 11, 2017. The Option Agreement grants an option to Alliance to purchase a 10% equity interest in 115BC for Cdn$1,350,000 and previously granted a second option to purchase an additional 20% equity interest in 115BC for funding of 30% of the total construction and equipment costs for the biotech complex less Cdn$1,350,000. The second option expired during the year ended September 30, 2019. On January 25, 2019, 115BC issued 8 shares of common stock to Alliance Growers Corp. upon exercise of the first option for consideration of $1,018,182 (Cdn$1,350,008), which was recognized as additional paid-in capital.

ITEM 10. INFORMATION WITH RESPECT TO THE REGISTRANT

A.

DESCRIPTION OF BUSINESS

Company Overview

Through our merger with WFS Pharamgreen Inc. (“Pharmagreen” or “The Company”) is headquartered in Coquitlam, British Columbia.  Pharmagreens’ mission is to advance the technology of tissue culture science and to provide the highest quality 100% germ free, disease free and all genetically the same plantlets of high CBD hemp and other flora and offering full spectrum DNA testing for plant identification, live genetics preservation using  low temperature storage for various cannabis and horticulture plants; extraction of botanical oils mainly CBD oil, and to deliver laboratory based services to the North American high CBD hemp, Cannabis and agriculture sectors.

Its immediate focus will be on producing tissue cultured high CBD hemp starter plantlets.  Pharmagreen has applied to Health Canada for a license to produce and sell tissue culture plantlets and cannabis oil.  On February 7, 2019, Pharmagreen’s, Canadian subsidiary, WFS Pharmagreen Inc., received notification from Health Canada that its cannabis licensing application under the Cannabis Act and the Cannabis Regulations to obtain a license at the proposed site in Deroche, British Columbia, Canada has advanced from the first stage, “Intake and Screening” to the second stage, “Detailed Review and Initiation of Security Clearance Process,” of a three stage approval process.

The Company is currently completing its engineering stage and has begun site development work for the building process of a 63,000 square foot biotech complex.  Pharmgreen is dedicated to becoming an internationally recognized and valued biotech science solutions company in North America for its proprietary micro-propagation techniques, tissue culture plantlets production, research and development for plants sustainability, preservation of genetics, extraction of botanical oils, Cannabis products development, and plant DNA species identification and certification.

Our corporate headquarters is located at 2987 Blackbear Court, Coquitlam, British Columbia, Canada and our telephone number is (702) 803-9404. Our website address is www.pharmagreen.ca.  Our Common Stock, is quoted on the OTC Markets Group, Inc.’s OTCPINK tier under the symbol “PHBI.”

History and Background

Pharmagreen Biotech Inc. (“the Company”) was incorporated under the laws of Nevada, U.S. on November 26, 2007 under the name Azure International, Inc. On October 30, 2008, and effective as of the same date, the Company filed Articles of Merger with the Secretary of the State of Nevada, to effect a merger by and between Air Transport Group Holdings, Inc., a Nevada corporation incorporated on October 16, 2008, and Azure International, Inc. As a result of the merger, the Company changed its name to Air Transport Group Holdings, Inc. Air Transport Group Holdings (now Pharmagreen Biotech Inc.) was originally set up to be in the business of acquiring aviation, travel and leisure companies.

On February 27, 2018, the Company underwent a change of control new management took over.  On April 12, 2018, the Company entered into a share exchange agreement with WFS Pharmagreen Inc., a private company incorporated under the laws of British Columbia, Canada, whereby the Company acquired all of the issued and outstanding shares of WFS Pharmagreen Inc. in exchange for 37,704,500 shares of common stock of the Company. Upon completion of this transaction, the shareholders of WFS Pharmagreen hold 95.5% of voting control of the Company.

Immediately prior to closing of the Agreement, the majority shareholder of the Company was also the majority shareholder of WFS. As a result of the common ownership upon closing of the transaction, the Acquisition was considered a common-control transaction and was outside the scope of the business combination guidance in ASC 805-50. The entities are deemed to be under common control as of February 27, 2018.

Employees

As of the date hereof, Pharmagreen Biotech Inc. has one employee and the subsidiary WFS Pharmagreen Inc. has 3 full-time employees.

The one subsidiary, of WFS Pharmagreen Inc., 1155907 B.C. Ltd. has no employees.

Plan of Operations

Pharmagreen is temporarily headquartered in Coquitlam, British Columbia.  Pharmagreen’s mission is to advance the technology of tissue culture science and to provide the highest quality 100% germ free, disease free and all genetically the same plantlets of high CBD hemp and other flora and offering full spectrum DNA testing for plant identification, live genetics preservation using low temperature storage for various cannabis and horticulture plants; extraction of botanical oils mainly CBD oil, and to deliver laboratory based services to the North American high CBD hemp, Cannabis and agriculture sectors.

Its immediate focus will be on producing tissue cultured high CBD hemp starter plantlets.  Pharmagreen has applied to Health Canada for a license to produce and sell tissue culture plantlets and cannabis oil.  On February 7, 2019, Pharmagreen’s, Canadian subsidiary, WFS Pharmagreen Inc., received notification from Health Canada that its cannabis licensing application under the Cannabis Act and the Cannabis Regulations to obtain a license at the proposed site in Deroche, British Columbia, Canada has advanced from the first stage, “Intake and Screening” to the second stage, “Detailed Review and Initiation of Security Clearance Process,”. On May 10, 2019, the Company received confirmation that the second stage review was completed and that the Company can proceed to the third and final stage, the construction of the biotech complex for final inspection and licensing.

The Company is currently completing its engineering stage and has begun site development work for the building process of a 63,000 square foot biotech complex.  The Botany Center will serve the following purposes:

•

Plantlets tissue culture unit (under Cannabis licence)

•

Plantlets low temperature storage unit (under Cannabis licence) **

•

Plant DNA testing unit (Under Cannabis licence)**

•

Cannabis and high CBD hemp product development unit (under Cannabis Licence)**

•

Cannabis and high CBD hemp oil products extraction (under Cannabis Licence)**

•

** when funds become available in the future

Pharmagreen is dedicated to become internationally recognized and valued biotech science solutions company in North America for its proprietary micro-propagation techniques, tissue culture plantlets production, preservation of genetics, extraction of cannabis oil, Cannabis and high CBD hemp products development, and plant DNA species identification and certification. The extraction of cannabis oil and new cannabis and high CBD hemp product development will be conducted under the Cannabis License. The company has concurrently applied for a Cannabis License administrated by Health Canada.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any Post Effective Amendment, we currently intend to use the net proceeds from the sale of the securities offered hereby this prospectus for general corporate purposes, which may include, among other things:

•	general and administrative expenses;

•	additions to working capital and capital expenditures; building out the facility

•	sales and production of plantlets, and Cannabis and high CBD hemp products

•	the expansion of our business through internal growth or acquisitions.

Until the company receives proceeds from the offering, $120,000 of funds are necessary to implement our business plan, $20,000 for public company compliance and the $40,000,000 to build the Biotech Complex.  Mr. Wojcik has agreed to fund these amounts until such time as the Company raises $120,000 for the business plan and $20,000 for public company compliance.   The Company will repay Mr. Wojcik the $120,000 of the advanced working capital from the Use of Proceeds.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that are sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See "Plan of Operation").

Since our inception 2007, through December 31, 2019, we have incurred cumulative losses of $4,935,497.

Market Conditions

Marijuana sales in North America reached $7.97 billion in 2017, compared to $6.73 billion in 2016, according to ArcView Market Research/BDS Analytics. The research firm projects sales to jump to $21.6 billion by 2021, representing a 26% compound annual growth rate (CAGR).

Adult-use marijuana is now legal in seven states and the District of Columbia, and medical marijuana is legal in 33 states.

Adult-use marijuana was legalized in October 2018 in Canada.

Industrial hemp including high CBD hemp was legalized in December of 2018 in United States.

While the industry is growing rapidly, the cannabis industry faces major obstacles that challenge its growth and profitability. First, the cultivation of cannabis is a very capital-intensive enterprise. Many cannabis entrepreneurs do not have access to the capital required to build the infrastructure required to meet growing demand and sales projections. Traditional sources of financing, such as banks, are not available currently to cannabis producers and retailers. Second, as explained below, marijuana is illegal under federal law.

Canadian Federal Government Regulation

The Cannabis Act, was passed and became law in Canada on October 17, 2018.

Federal, provincial and territorial governments share responsibility for overseeing the cannabis regulation system.

The Federal government's responsibilities are to set:

•

strict requirements for producers who grow and manufacture cannabis

•

industry-wide rules and standards, including:

o

types of cannabis products available for sale

o

packaging and labelling requirements for products

o

standardized serving sizes and potency

o

prohibitions on the use of certain ingredients

o

good production practices

o

tracking requirements of cannabis from seed to sale to keep it out of the illegal market

o

restrictions on promotional activities

Provinces and territories are responsible for developing, implementing, maintaining and enforcing systems to oversee the distribution and sale of cannabis. They are also able to add their own safety measures, such as:

•

increasing the minimum age in their province or territory (but not lowering it)

•

lowering the personal possession limit in their jurisdiction

•

creating additional rules for growing cannabis at home, such as lowering the number of plants per residence

•

restricting where adults can consume cannabis, such as in public or in vehicles

U.S. Federal Government Regulation

Marijuana is a Schedule-I controlled substance and is illegal under federal law.  Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse.  However, the Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”  If the federal government decides to enforce the Controlled Substances Act with respect to marijuana, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of January 14, 2020, 33 states and the District of Columbia allow their citizens to use Medical Marijuana.  Additionally, 10 states and the District of Columbia have legalized cannabis for recreational use by adults.  However, the state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level.

The previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. In this regard, the prior DOJ Deputy Attorney General of the Obama administration issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA.

The Cole Memo noted that the Department of Justice is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provided guidance to Department of Justice attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following in preventing:

•

the distribution of cannabis to minors;

•

revenue from the sale of cannabis from going to criminal enterprises, gangs and cartels;

•

the diversion of cannabis from states where it is legal under state law to states where it is not legal;

•

state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•

violence and the use of firearms in the cultivation and distribution of cannabis;

•

drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

•

the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

•

cannabis possession or use on federal property.

On January 4, 2018, the U.S. Attorney General Jeff Sessions issued the Sessions Memo stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.”

It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement.

However, on March 30, 2018 President Trump signed a $1.3 trillion budget bill that includes a provision that prevents the Justice Department, including the Drug Enforcement Administration, from using funds to arrest or prosecute patients, caregivers and businesses that are acting in compliance with state medical marijuana laws.  This provision, known as the Rohrabacher-Blumenauer Amendment, prohibits the Justice Department from using federal funds to interfere with state medical marijuana programs.

U.S. Federal Farm Bill as it pertains to hemp.

The Hemp Farming Act of 2018 was a proposed law to remove hemp (defined as cannabis with less than 0.3% THC) from Schedule I controlled substances and making it an ordinary agricultural commodity. Its provisions were incorporated in the 2018 United States farm bill that became law on December 20, 2018.

Competition

Currently, there are many other companies that are involved in the marijuana industry, many of which we consider to be our competition. Many of these companies have business plans similar to ours.  We expect that other companies will recognize the value of serving the marijuana industry and become our competitors.

As at May 30, 2018, there were 105 producers licensed by Health Canada under the ACMPR (Access to Cannabis for Medical Purposes). 57 of the LPs (Licensed Producers) are located in Ontario, with B.C. having the next highest concentration at 22. As of February 1, 2018, there are ACMPR 476 applications that are in progress, indicating that competition is likely to intensify in the coming years. However, as discussed above, the market is also growing at a rapid pace. The Parliamentary Budget Office estimates the average price per gram between February 2015 and August 2016 was $8.32 across Canada. LPs are also currently competing with illicit sales, including the black market and dispensaries across Canada (as it is written now, selling marijuana out of a storefront to anybody is still illegal, although many operate on the view that the laws are too restrictive for medical marijuana users to access cannabis). The federal government has stated several times that the proposed legalization of recreational marijuana is meant to “snuff out” the black market and keep profits out of the hands of criminals.

Below is a summary of 4 publicly traded entities that represent over 50% of the sales reported by Health Canada under the ACMPR.

Canopy Growth Corporation

One of the larger Canadian marijuana stocks, Canopy holds producers Tweed, Bedrocan, and Mettrum under its umbrella. Tweed’s production facility is located in the old Hershey factory in Smith Falls, Ontario. Its breeding facility was completed in September 2016. The company believes the state-of-the art facility is the first of its kind and will form the foundation of new Canadian-bred genetics.

In October 2017, Canopy Growth announced it had entered into a strategic relationship with Constellation Brands, the leading alcoholic beverage supplies in the US.  As part of this relationship, an affiliate of Constellation Brands will invest $245 million in Canopy Growth in exchange for common shares that, following the transaction, will result in Constellation Brands owning 9.9% of Canopy Growth.

In February 2018, Canopy announced that it had received a cultivation license for the first of its two sites operating under the BC Tweed Joint Venture Inc. (“BC Tweed”) banner.  The rapid licensing of the Aldergrove site, the largest federally licensed cannabis site anywhere in the world, continues a pattern of professional execution for the Canopy as it prepares to meet an unprecedented increase in demand in a few short months once legal adult-use markets commence. The initial licensing covers over 400,000 sq. ft. of growing space, allowing vegetative growth so that the mature plants can be spread into the full 1.3 million sq. ft. in the coming months for flowering and ultimate harvest.

In April, 2018, Canopy announced it received additional licensing at both greenhouse facilities operating under its majority-owned BC Tweed Joint Venture banner, including the licensing of the largest cannabis facility in the world. In particular, the already operating 1.3 million sq. ft. greenhouse facility in Aldergrove, BC, where 400,000 sq. ft. of canopy under glass was licensed in February, is now licensed for 840,000 sq. ft. of growing space. The second BC Tweed site, totaling 1.7 million sq. ft. of greenhouse production space, also received a cultivation license for its first 900,000 sq. ft. of growing space.

Aphria

Also licensed under MMPR (Marihuana for Medical Purposes Regulations), prior license to ACMPR, Aphria is located in Learnington Ontario, at “Canada’s southernmost point.” Last June, the company announced it expects to more than double its growing capacity—the company’s board approved in September a $24.5 million project increasing its greenhouse square footage from 100,000 to 300,000 square feet.

In October 2017, Aphria announced it had completed its first shipment of cannabis oil to Australia as part of its global expansion strategy.

In November 2017, Aprhia announced it had closed its short form prospectus offering, on a bought deal basis, including the exercise in full of the underwriters' over-allotment option. A total of 12,689,675 common shares (the “Shares”) of Aphria were sold at a price of $7.25 per Share, for aggregate gross proceeds of $92,000,144 (the "Offering").

In January, 2018, Aphria announced that it had entered a strategic relationship with Double Diamond Farms (“Double Diamond”), a local greenhouse power, to provide an additional 120,000 kgs of annual a cannabis production.  The deal accelerates Aphria’s capacity increase by over a year versus building out its existing 100-acre site.  Combined with Aphria’s existing expected cannabis production of 100,000 kgs, Aphria will have, what it believes to be, the largest fully funded production capabilities in the industry in 2019.  Aprhia anticipates that all 220,000 kgs of expected annual cannabis production will be available for sale in January 2019, pending Health Canada approvals.

In March, 2018, Aphria announced that its Australian-based partner, Althea Company Pty Ltd., was granted a Medical Cannabis License by the Australian Government’s Office of Drug Control (“Office of Drug Control”). The License provides Althea with authorization to cultivate medical cannabis, enabling the Althea to begin immediate construction on a state-of-the art greenhouse facility in Victoria.

Aurora Cannabis

Aurora’s production facilities are located in Mountain View County, Alberta, near the Rocky Mountains. The company aims to “produce the cleanest, safest medical cannabis available on the market,” and all of its strains are currently offered at $8 per gram. Aurora graduated to trading on the TSX on July 24, 2017.

In July 2017, Aurora and Hempco Food and Fiber Inc. announced that the companies have agreed to terms whereby Aurora will make a strategic investment in Hempco for an ownership stake of up to 19.9% on a fully diluted basis, subject to applicable regulatory approvals.

As of August 28, 2017, Aurora has surpassed 20,000 active and pending registered patients less than 21 months after the Company's first product sale in January, 2016. Aurora added approximately 3,000 patients during the months of July and August, 2017.

On October 31, 2017, Aurora announced that its 40,000 square foot cultivation site in Quebec had received its license to produce from Health Canada.

In February 2018, Aurora announced that it had entered an agreement to become a medical cannabis supplier to Shoppers Drug Mart.  Subject to Health Canada’s approval of Shoppers Drug Mart’s application to be a licensed producer, under the terms of the agreement, Aurora will supply Shoppers Drug Mart with Aurora branded medical cannabis products.  It is expected the products will be sold online.

In April 2018, Aurora announced it has partnered with Mitacs, a national, not-for-profit research and training organization, to fund a University of Alberta research program studying the health outcomes associated with cannabis use. Despite a rapidly growing body of scientific and anecdotal evidence supporting the therapeutic benefits of cannabis, comprehensive patient cohort studies into health outcomes related to cannabis use are lacking. Consequently, many physicians who are attempting to accommodate requests from patients have limited information to support decision making in regard to prescribing cannabis-based therapies. The research project will study the health outcomes of a significant data repository that combines patient-reported outcome measures and physician-based medical assessments, collected from 29,000 Canadian patients who have been prescribed medical cannabis. The researchers intend to perform multiple population-based observational studies to characterize the population, acute and chronic conditions, the exposure of medical cannabis, participant ratings of symptom improvement and satisfaction with treatment, as well as side effects, adverse events and long-term beneficial or detrimental effects.

MedReleaf Corp.

MedReleaf’s production facilities are located in Markham, Ontario and Bradford, Ontario. The company aims to “improve the quality of life of our patients and to expand the world’s understanding of cannabis through wide-ranging research initiatives”.  MedReleaf is Canada’s first and only ISO 9001 and ICH-GMP certified producer of medical cannabis.  MedReleaf trades on the Toronto Stock Exchange under the symbol "LEAF" and was incorporated on February 28, 2013 under the Ontario Business Corporations Act.

In November 2017, MedReleaf announced that its Australian joint venture partner, Indica Industries Pty Ltd. ("MedReleaf Australia"), had been granted a license from the Australian Government Office of Drug Control ("ODC") for the cultivation and production of medical cannabis. The license to undertake authorized cannabis activities commences on November 10, 2018 in order to allow time to complete infrastructure development of the facility. MedReleaf, through its wholly-owned subsidiary, MedReleaf Holdings (Australia) Ltd., has a 10% equity interest in MedReleaf Australia and, subject to the execution of additional documentation, it is contemplated that the Company would become entitled to receive certain royalties on the gross revenues of MedReleaf Australia, as well as additional equity in the future.

In January 2018, MedReleaf announced that it had entered into an agreement with a syndicate of underwriters co-led by Canaccord Genuity Corp. and GMP Securities LP. (together the “Co-Lead Underwriters” and, collectively, with the syndicate, the “Underwriters”), pursuant to which the Underwriters will purchase, on a bought deal basis pursuant to the filing of a short form prospectus, an aggregate of $5 million units at a price of $26.50 per unit for aggregate gross proceeds of $132,500,000.

In February 2018, MedReleaf announced that it had signed a Letter of Intent (“LOI”) with Société des alcools du Québec (“SAQ”) to supply the Province of Quebec with a guaranteed volume of high quality adult recreational-use cannabis.  Under the terms of the LOI, MedReleaf will supply the Quebec market with a minimum of 8,000 kilograms of cannabis products per year.

In April, 2018, MedReleaf announced an agreement to acquire 1 million square feet of existing greenhouse infrastructure on a 69 acre property in Exeter, Ontario (“Exeter Facility”) and 95 acres of adjacent land. The total purchase price for the transaction is approximately $26 million, consisting of $21.5 million in cash and 225,083 common shares of MedReleaf.  It is expected that MedReleaf’s annual production capacity will increase to 140,000 kilograms with this acquisition.

In addition to the above publicly traded entities, Pharmagreen will compete with smaller LPs (30,000 – 75,000 square foot individual facilities).

Health Canada has streamlined the application process and increased the Department’s capacity to review and process applications in order to grant licenses on a more timely basis. In the short to medium term, these LPs will likely see high demand for their products, as there will likely be a lag in capacity to meet consumer demand, especially with a recreational market. In the longer term, as supply catches up and growth in demand begins to flatten, LPs will need to be cost competitive, but also consider their entire value proposition, including product/brand differentiation, customer service, serving regional or niche markets, environmental stewardship. They may also need to consider diversifying their product mix (e.g. providing high-quality starter material) or integrating vertically to higher margin derivative products (edibles, creams, etc.).

JOBS ACT

Emerging Growth Company Status under the JOBS Act

Pharmagreen Biotech Inc., qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•

the first fiscal year after its annual revenues exceed $1 billion;

•

the first fiscal year after the fifth anniversary of its IPO;

•

the date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

•

the first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•

provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•

provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•

delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•

be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•

restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

•

certain restrictions on communications to institutional investors before filing the IPO registration statement; and

•

the requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•

the requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

•

certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

•

the requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

B.

DESCRIPTION OF PROPERTY

We do not own any real estate or other physical properties material to our operations.  Our executive offices are temporarily located at 2987 Blackbear Court, Coquitlam, British Columbia, Canada telephone number is (702) 803-9404. Our website address is www.pharmagreen.ca.

C.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in any such matters may arise from time to time that may have an adverse effect on our business, financial condition, results of operations and prospects.

We are currently not aware of any material pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

D.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information and Holders

Our Common Stock is currently quoted on the OTC Market under the symbol “PHBI.” Prior to July 31, 2018, our Common Stock was quoted under the symbol “AITGD.” Quotations of our Common Stock began on June 10, 2008. Our Common Stock was listed and commenced trading on the OTC Market on June 10, 2008.

As of April 20, 2020, we had 82,212,799 shares of our Common Stock issued and outstanding held by approximately 128 stockholders of record. To date, we have not paid dividends on our Common Stock.

Date	Hi Bid	Low Bid
December 31, 2019	$.70	$.70
September 30, 2019	$2.10	$2.00
June 30, 2019	$2.22	$2.22
March 31, 2019	$1.95	$1.95
December 31, 2018	$1.70	$1.70
September 30, 2018	$2.90	$2.90
June 30, 2018	$3.40	$1.66
March 31, 2018	$5.92	$2.60

Dividends

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Warrants and Options

As of September 30, 2019 and April 24, 2020, we had no outstanding warrants or options.

Securities Authorized for Issuance under Equity Compensation Plans

We have no equity compensation plans.

Other Convertible Securities

On April 4, 2018, the amount of $32,485 owed to related parties was converted to Series A convertible notes, which are unsecured, non-interest bearing, and due on April 4, 2023.  These notes are convertible in whole or in part, any time until maturity, to common shares of the Company at $0.0001 per share. The outstanding balance remaining at maturity shall bear interest at 12% per annum until fully paid. The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $32,485 as additional paid-in capital and reduced the carrying value of the convertible note to $nil. The carrying value will be accreted over the term of the convertible notes up to their face value of $32,485.

During the year ended September 30, 2018, the Company issued 31,745,000 shares of common stock upon the conversion of $3,175 of Series A convertible notes, which included 18,000,000 common shares to the President of the Company and 5,320,000 common shares to family members of the President of the Company. Upon conversion, the Company immediately recognized the related remaining debt discount of $3,112 as accretion expense.

During the year ended September 30, 2019, the Company issued 3,900,000 shares of common stock upon the conversion of $390 of Series A convertible notes. Upon conversion, the Company immediately recognized the related remaining debt discount of $375 as accretion expense.  As at September 30, 2019, the carrying value of the convertible notes was $1,599 (2018 - $693) and had an unamortized discount of $27,321 (2018 - $28,618). During the year ended September 30, 2019, the Company recorded accretion expense of $1,296 (2018 - $3,868).

On September 17, 2019, the Company entered into a convertible note with an unrelated party for $78,000, of which $3,000 was paid directly to third parties for financing costs, resulting in cash proceeds to the Company of $75,000. The note is due on September 20, 2020 and bears interest on the unpaid principal balance at a rate of 10% per annum. Stringent pre-payment terms apply (from 20% to 30% to 33%, dependent upon the timeframe of repayment during the note’s term) and any part of the notice which is not paid when due shall bear interest at the rate of 22% per annum from the due date until paid. The Company must, at all times, reserve six times that number of shares that would be issuable upon full conversion of the note, with an initial reserved share amount of 358,510 shares. The Note may be converted by the Lender at any time after 180 days of the date of issuance into shares of Company’s common stock at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date. Due to this provision, the Company considered whether the embedded conversion option qualifies for derivative accounting under ASC 815-15 Derivatives and Hedging. As the note isn’t convertible until 180 days following issuance, no derivative liability was recognized as of September 30, 2019.

The financing costs were netted against the convertible note and are being amortized over the term using the effective interest rate method. During the year ended September 30, 2019, the Company recognized accretion of the deferred financing fees of $105, which is included in professional fees. As at September 30, 2019, the carrying value of the convertible note was $75,105.

On October 1, 2019, the Company entered into a convertible note with an unrelated party for $78,000, of which $3,255 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $74,745. The note is due on October 1, 2020 and bears interest on the unpaid principal balance at a rate of 10% per annum. Stringent pre-payment terms apply (from 20% to 30% to 33%, dependent upon the timeframe of repayment during the note’s term) and any part of the notice which is not paid when due shall bear interest at the rate of 24% per annum from the due date until paid. The Company must, at all times, reserve seven times that number of shares that would be issuable upon full conversion of the note, with an initial reserved share amount of 390,000 shares of common stock. The Note may be converted by the Lender at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to lower of (i) the lowest trading price 10-trading day period prior to the issuance date (ii) 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date.

On October 17, 2019, the Company entered into a convertible note with an unrelated party for $63,000, of which $3,000 was paid directly to third parties for financing costs, resulting in cash proceeds to the Company of $60,000. The note is due on October 17, 2020 and bears interest on the unpaid principal balance at a rate of 10% per annum. Stringent pre-payment terms apply (from 20% to 30% to 33%, dependent upon the timeframe of repayment during the note’s term) and any part of the notice which is not paid when due shall bear interest at the rate of 22% per annum from the due date until paid. The Company must, at all times, reserve six times that number of shares that would be issuable upon full conversion of the note, with an initial reserved share amount of 358,510 shares. The Note may be converted by the Lender at any time after 180 days of the date of issuance into shares of Company’s common stock at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date.

On November 22, 2019, the Company entered into an equity purchase agreement with an unrelated party, whereby the third party is to purchase up to $10,000,000 of the Company’s common stock. The purchase price would be 85% of the market price. In return, the Company is to issue a promissory note of $40,000. In addition, the third party is required to pay a commitment fee of $10,000, of which $5,000 is payable upon signing the term sheet and the remaining $5,000 due upon completion of the first tranche of the financing

On January 2, 2020, the Company entered into a convertible note with an unrelated party for $53,000, of which $3,000 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $50,000. The note is due on January 2, 2021 and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 20% upon default of the note. The Note may be converted by the Lender at any time after 180 days of the date of issuance into shares of Company’s common stock at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date.

On January 15, 2020, the Company entered into a convertible note with an unrelated party for $61,000, of which $3,000 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $58,000. The note is due on January 15, 2021 and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 20% upon default of the note. The Note may be converted by the Lender at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to 65% of the lowest trading prices during the 20-trading day period prior to, and including, the conversion date.

On January 21, 2020, the Company entered into a convertible note with an unrelated party for $66,150, of which $3,000 was paid directly to third parties for financing costs and $150 was an original issue discount, resulting in proceeds to the Company of $63,000. The note is due on January 21, 2021 and bears interest on the unpaid principal balance at a rate of 8% per annum, which increases to 24% upon default of the note. The Note may be converted by the Lender at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to 60% of the lowest trading prices during the 20-trading day period prior to, and including, the conversion date.

On January 22, 2020, the Company entered into a convertible note with an unrelated party for $78,750, of which $3,750 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $75,000. The note is due on January 22, 2021 and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 20% upon default of the note. The Note may be converted by the Lender at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to 65% of the lowest trading prices during the 20-trading day period prior to, and including, the conversion date.

On January 15, 2020, the Company entered into a convertible note with an unrelated party for $55,000, of which $2,500 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $52,500. The note is due on January 15, 2021 and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 20% upon default of the note. The Note may be converted by the Lender at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to lower of (i) the lowest trading price during the 20-trading day period prior to the issuance date (ii) 65% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date.

E.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Our auditors have raised substantial doubt as to our ability to continue as an on-going business for the next twelve months.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business unless we obtain additional capital. No substantial revenues from our planned business model are anticipated until we have completed financing the Company. As at September 30, 2019, the Company has a working capital deficit of $1,273,994 and an accumulated deficit of $4,729,476. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

We need to seek capital from resources such as the sale of private placements in the Company’s common stock or debt financing, which may not even be available to the Company. However, if such financing were available, because we are a, early stage company with no or limited operations to date, it would likely have to pay additional costs associated with such financing and in the case of high-risk loans be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such financing. If the company cannot raise additional proceeds via such financing, it may be required to cease business operations.

As of September 30, 2019, we had $62,682 in cash, accounts receivable and other receivables of $10,639 and prepaid expenses and deposits of $115,856 as compared to $151,869 in cash, accounts receivable and other receivables of $31,765, and prepaid expenses and deposits of $14,476 as of September 30, 2018. As of December 31, 2019, we had $35,678 in cash, accounts receivable and other receivables of $1,009, and prepaid expenses and deposits of $118,354 as compared to $62,682 in cash, accounts receivable and other receivables of $10,639 and prepaid expenses and deposits of $115,856 as of September 30, 2019.

Overall, our cash position is lower and our prepaid expenses and deposits are higher as we have spent more funding on the planned build-out of our biotech complex, of which $101,728 was prepaid as at September 30, 2019 and December 31, 2019.  As of the date of this Registration Statement, the current funds available to the Company are sufficient to maintain our corporate existence and reporting obligations for the foreseeable future, however we do not have access to sufficient funds to execute our planned operations.  We are in the process of seeking additional equity financing in the form of private placement, loans and registration statements to fund our intended business operations.

Management believes that if subsequent private placements are successful, or if we are successful in raising funds from the sale our securities, we will generate sales revenue within twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We do not anticipate researching any further products nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Results of Operations

For the Years ended September 30, 2019 and 2018

We had $nil in revenue for the years ended September 30, 2019 and 2018 and have not generated any revenues since our inception.

Total expenses for the fiscal year ended September 30, 2019 were $645,961 as compared to total expenses for the fiscal year ended September 30, 2018 of $748,717. The decrease in expenses during the current year is due to the fact that we incurred $207,773 in license application fees during fiscal 2018 for our biotech complex compared to $3,758 of expenses during the current year and a decrease in professional fees from $124,034 in fiscal 2018 to $81,090 in fiscal 2019 due to lower audit and accounting costs.  The decrease was offset by an increase in consulting expense from $251,797 in fiscal 2018 to $442,529 in fiscal 2019 due to additional labor costs needed during the year and an increase in general and administrative expense of $102,864 for fiscal 2019 compared to $57,733 in fiscal 2018 as we had more day-to-day operating costs.  The Company also recorded a foreign exchange gain of $9,102 during the year ended September 30, 2019 compared to a foreign exchange loss of $101,891 during the year ended September 30, 2018 as the US-Canadian dollar exchange rates were relatively stable during the current year.

We incurred a net loss of $768,811 during the year ended September 30, 2019 compared to a net loss of $1,073,581 during the year ended September 30, 2018.  In addition to operating expenses, we incurred finance costs of $121,554 relating to interest and accretion on our convertible debentures.  For the year ended September 30, 2018, we incurred a loss on disposal of Canna Companion Products Inc. of $331,474 offset by a write-off of $10,478 of related party debt.

During the year ended September 30, 2019 and 2018, we incurred a basic and diluted net loss of $0.01 and $0.04 per share, respectively.

For the Three Months ended December 31, 2019 and 2018.

We had $nil in revenue for the three months ended December 31, 2019 and 2018 and have not generated any revenues since our inception.

Total expenses in the three months ended December 31, 2019 were $117,116 as compared to total expenses for the three months ended December 31, 2018 of $205,337. The net decrease in expenses during the current period is mainly due to a change in foreign exchange gain/loss from a loss of $43,187 in 2018 to a gain of $9,747 in 2019, due to fluctuations in the Canadian dollar exchange rate and changes in the Company’s Canadian dollar assets and liabilities, and a decrease in professional fees from $43,560 in 2018 to $25,630 in 2019, which were due to higher audit and accounting costs in 2018 in connection with the S-1 registration process. The decrease was also attributable to a decrease in research and development costs of $29,716 related to the Company’s planned biotech complex. The decrease in overall expenses during the year was reduced by the increase in consulting fees of $15,314 from $55,502 in 2018 to $70,816 in 2019.  This increase is due to engagement of advisory services with unrelated parties.

We incurred a comprehensive loss of $218,420 during the three months ended December 31, 2019, compared to a comprehensive loss of $294,173 during the three months ended December 31, 2018.  In addition to operating expenses, we incurred finance costs of $45,000 relating to commitment fees paid pursuant to an Equity Purchase Agreement dated November 22, 2019, with Oscaleta Partners LLC. The term of the Equity Purchase Agreement is for a period that expires 2 years after the effective date of the related registration statement. The Company also incurred accretion expenses of $6,646 and a loss on change in fair value of derivative liability of $37,295 related to the Company’s convertible debentures. For the three months ended December 31, 2018, the Company incurred finance costs of $187,245 relating to the fair value of common stock issued as commitment fees related to an Equity Purchase Agreement entered into on November 9, 2018, with L2 Capital LLC.

During the three months ended December 31, 2019, and 2018, we incurred a net loss of $0.00 and $0.01 per share, respectively.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion for our year ended September 30, 2019, meaning that there is substantial doubt if we can continue as an on-going business unless we obtain additional capital. No substantial revenues from our planned business model are anticipated until we have completed financing the Company. As at

December 31, 2019, the Company has a working capital deficit of $1,501,593 and an accumulated deficit of $4,935,497. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

We need to seek capital from resources such as the sale of private placements in the Company’s common stock or debt financing, which may not even be available to the Company. However, if such financing were available, because we are a, early stage company with no or limited operations to date, it would likely have to pay additional costs associated with such financing and in the case of high risk loans be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such financing. If the company cannot raise additional proceeds via such financing, it may be required to cease business operations.

As of December 31, 2019, we had $35,678 in cash, accounts receivable and other receivables of $1,009 and prepaid expenses and deposits of $118,354 as compared to $62,682 in cash, accounts receivable and other receivables of $10,639 and prepaid expenses and deposits of $115,856 as of September 30, 2019.  Overall, our cash position is lower and our prepaid expenses and deposits are higher as we have spent more funding on the planned build-out of our biotech complex, of which $107,782 was prepaid as at December 31, 2019.  The current funds available to the Company will not be sufficient to fund the expenses related to maintaining our planned operations. We are in the process of seeking additional equity financing in the form of private placements, loans and registration statements to fund our intended business operations.

Management believes that if subsequent private placements are successful or we are successful in raising funds from registered securities, we will generate sales revenue within twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We do not anticipate researching any further products nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Subsequent Events

On January 2, 2020, the Company entered into a convertible note with an unrelated party for $53,000, of which $3,000 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $50,000. The note is due on January 2, 2021 and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 20% upon default of the note. The Note may be converted by the Lender at any time after 180 days of the date of issuance into shares of Company’s common stock at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date.

On January 15, 2020, the Company entered into a convertible note with an unrelated party for $61,000, of which $3,000 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $58,000. The note is due on January 15, 2021 and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 20% upon default of the note. The Note may be converted by the Lender at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to 65% of the lowest trading prices during the 20-trading day period prior to, and including, the conversion date.

On January 21, 2020, the Company entered into a convertible note with an unrelated party for $66,150, of which $3,000 was paid directly to third parties for financing costs and $150 was an original issue discount, resulting in proceeds to the Company of $63,000. The note is due on January 21, 2021 and bears interest on the unpaid principal balance at a rate of 8% per annum, which increases to 24% upon default of the note. The Note may be converted by the Lender at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to 60% of the lowest trading prices during the 20-trading day period prior to, and including, the conversion date.

On January 22, 2020, the Company entered into a convertible note with an unrelated party for $78,750, of which $3,750 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $75,000. The note is due on January 22, 2021 and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 20% upon default of the note. The Note may be converted by the Lender at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to 65% of the lowest trading prices during the 20-trading day period prior to, and including, the conversion date.

On January 15, 2020, the Company entered into a convertible note with an unrelated party for $55,000, of which $2,500 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $52,500. The note is due on January 15, 2021 and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 20% upon default of the note. The Note may be converted by the Lender at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to lower of (i) the lowest trading price during the 20-trading day period prior to the issuance date (ii) 65% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date.

F.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

Since inception, the Company has had no changes in or disagreements with its accountants. The Company’s audited financial statements have been included in this prospectus in reliance upon Saturna Group Chartered Professional Accountants LLP, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

G.

Quantitative and Qualitative Disclosures about Market Risk

None

H.

Directors, Executive Management, Promoters and Control Persons

Directors of the Company are elected by the shareholders to a term of one year and serve until their successors are elected and qualified.  Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.  The directors and executive officers of our Company and its wholly owned subsidiary WFS Pharmagreen Inc.,, their ages, positions held, and duration as such, are as follows:

Pharmagreen Biotech Inc.

Name	Age	Position	Date First Appointed
Peter Wojcik	48	President, Chief Executive Officer, Secretary, Treasurer, and Director	February 2, 2018
Terry Kwan	72	Principal Accounting Officer	February 2, 2018

WFS Pharmagreen Inc. (a wholly owned subsidiary of Pharmagreen Biotech Inc.)

Name	Age	Position	Date First Appointed
Peter Wojcik	48	President, Chief Executive Officer, Secretary, Treasurer, and Director	December 19, 2013
Terry Kwan	72	Chief Financial Officer, Director	July 22, 2015
Fawzia Afreen	53	Chief Operations Officer	January 1, 2018

Business Experience of Officers and Directors

 Peter Wojcik, B.A. Adv., President, Chief Executive Officer, Director

Peter Wojcik has served as the President, Chief Executive Officer and sole Director of Pharmagreen Biotech, Inc. since February, 2018.  He has also served as the principal executive and as a director of WFS Pharmagreen Inc. since December, 2013.  During his tenure Mr. Wojcik has been responsible for the day to day management of our Company and its subsidiaries, corporate communications, cannabis licensing, and oversight of construction project development.  Mr. Wojcik brings over a decade’s worth of industry experience in the research and application of cannabis and its extracts as therapeutic agents.  He holds an Bachelors   of Arts (Advanced) in Economics from the University of Regina.

Terry Kwan, B. Comm., CPA-CA, Chief Financial Officer / Director

Terry Kwan is a chartered professional accountant  with more than four decades of experience in public and private sector finance.  From 2005 to 20015, Mr. Kwan served as broker, compliance officer, and then CFO of Global Securities Corp., a western Canada based full service brokerage, and Global Securities Futures Corporation.   Since August, 2013 Mr. Kwan has also served as CDO and Director of WFS Pharmagreen, where his responsibilities have included financial management,reporting and corporate structuring.  He sits on the business development committee and the tissue culture complex planning, design and construction committees.  He is the “Head of Security” for purposes of the company’s Health Canada  Cannabis license application. Mr. Kwan is also   designing and implementing the Company’s internal reporting system to comply withthe various guidelines and standards required by Health Canada Guidelines, applicable securities laws,  and best corporate governance practices.   Mr. Kwan holds a Bachelor of Commerce from the University of British Columbia and is a member of the Institute of Chartered Professional Accountants of British Columbia.

Fawzia Afreen Ph.D., Chief Operations Officer

Fawzia Afreen holds a Ph.D. in Botany from the University of Hull (UK), hand was a JSPS Fellow from Chiba University, Japan, where she taughtMatster of Science courses in protected horticulture, plant tissue culture, and plant production in controlled environments. In addition to holding three international patents, publishing over 40 articles in peer-reviewed international journals and publishing two books, Dr. Afreen brings over 16 years of experience in plant horticulture, plant tissue culture, and plant production to the Company.   Dr. Afreen was a consultant with WFS Pharmagreen Inc. for a 12 month period in 2014 and 2015.  She was appointed COO of WFS Pharmagreen on January 1. 2018 where she leads our facility design committee.  In that role she guides plant engineering, equipment selection, and the screening and hiring of future plant employees,  Dr. Afreen is also responsible for the development and deployment of standard operating procedures and is the designated person responsible for quality control under our Health Canada license application.

Promoters

Our principal executive officer, Peter Wojcik, and our principal accounting officer, Terry Kwan, are the promoters of our company.  Together, Messrs Wojcik and Kwan beneficially own approximately 53% of our issued and outstanding common shares, and they have been jointly responsible for the founding and organizing of our business.

Involvement in Certain Legal Proceedings

To the best of our knowledge, our directors, officers and promoters have not, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and- desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Other Directorships

Our directors do not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only one director who is not independent as he is also an officer.  There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company. Further, because there are only minimal operations, at the present time, it is believed the services of a financial expert are not warranted.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file.  The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

I.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers and director for all services rendered in all capacities to us for the fiscal year September 30, 2019 and fiscal year September 30, 2018. The Board of Directors may adopt an incentive stock option plan for the executive officers that would result in additional compensation.

Summary Executive Compensation Table

Name and Principal Position	Fiscal Year Ended 09/30	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter Wojcik (1)(2) President, CEO, Secretary, Treasurer and Director	2019	90,423	-0-	-0-	-0-	-0-	-0-	90,423
	2018	101,643	-0-	-0-	-0-	-0-	-0-	101,643
Terry Kwan (1)(3) Principal Accounting Officer	2019	90,423	-0-	-0-	-0-	-0-	-0-	90,423
	2018	101,643	-0-	-0-	-0-	-0-	-0-	101,643
Fawzia Afreen (4) COO of WFS Pharmagreen Inc.	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) Peter Wojcik and Terry Kwan, two Company’s officers and sole director currently devote approximately 45-55 hours per week to manage the affairs of the Company, including, but not limited to the upkeep of Pharmagreen Biotech Inc., and its subsidiaries.

(2) Mr. Wojcik is the President, CEO, Secretary, Treasurer and a sole Director of Pharmagreen Biotech Inc., he is the CEO, Director of the subsidiary WFS Pharmagreen Inc. and CEO, Director of the subsidiary 1155907 B.C. Ltd.

(3) Mr. Kwan is the CFO and a Director of the WFS Pharmagreen Inc., wholly owned subsidiary of Pharmagreen Biotech Inc., since July 22, 2015. Mr Kwan is the Principle Accounting Officer of Pharmagreen Biotech Inc.

(4) Dr. Afreen has been an officer of WFS Pharmagreen Inc., wholly owned subsidiary of Pharmagreen Biotech Inc., since January 1, 2018. Dr. Afreen is employed by Botanical Research In Motion Inc., a British Columbia corporation owned by Peter Wojcik. Because of Dr. Afreen’s close association with Mr. Wojcik and her work at

Botanical Research In Motion Inc., she volunteers a limited amount of time to act as COO of Pharmagreen Biotech, Inc. and WFS Pharmagreen Inc.

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or un-exercisable options, as of the year ended September 30, 2019.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from in November 26, 2007 through September 30, 2019:

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

There have never been any grants of stock options to our officers or directors.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until their successors are elected or appointed.  Our officers are appointed by our board of directors and serve at the discretion of the board.

We believe Mr. Wojcik is qualified to act as director based upon his knowledge of business practices and, in particular, the regulations relating to public companies.

Mr. Wojcik is not independent as that term is defined in Section 803 of the NYSE MKT Company Guide.

We do not have a financial expert as that term is defined by the Securities and Exchange Commission.

Our Board of Directors does not have standing audit, nominating, or compensation committees, committees performing similar functions, or charters for such committees. Instead, the functions that might be delegated to such committees are carried out by our Directors, to the extent required. Our Directors believe that the cost of associated with such committees, has not been justified under our current circumstances.

Compensation of Directors

During the years ended September 30, 2019 and 2018 we did not compensate any person for serving as a director.

There have never been any grants of stock options to our officers or directors.

Name	Year	Fees earned or paid in cash 0($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Peter Wojcik	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Terry Kwan	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Fawzia Afreen	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Director Independence

The Board of Directors is currently composed of one member. Peter Wojcik does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of the Company’s employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, the board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had the board of directors made these determinations, the board of directors would have reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Peter Wojcik, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Mr. Wojcik collects and evaluates all shareholder communications. All communications addressed to the director and executive officer will be reviewed by Mr. Wojcik unless the communication is clearly frivolous.

J.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth, as of the date of this filing, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares. The percent of class is based on 82,212,799 shares of common stock issued and outstanding as of April 24, 2020.

The following table sets forth certain information at April 24, 2020, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to the Company), (ii) each of the Directors, (iii) each of the Executive Officers and (iv) all of the Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of April 24, 2020, the Company had 82,212,799 shares of Common Stock issued and outstanding.

Beneficial Name of Owner	No. of Shares Before Offering	No. of Shares After Offering	Percentage of Ownership Before Offering (1)	Percentage of Ownership September 30, 2019
Peter Wojcik(2) President, Chief Executive Officer and Director 2987 Blackbear Court, Coquitlam, BC, V3E 3A2 Canada	35,387,500	35,387,500	43.042%	43.04%
Terry Kwan(3) Principal Accounting Officer, CFO and Director of WFS Pharmagreen Inc. 2987 Blackbear Court, Coquitlam, BC, V3E 3A2 Canada	5,000,000	5,000,000	6.08%	6.08%
Fawzia Afreen Chief Operating Officer of WFS Pharmagreen Inc. 2987 Blackbear Court, Coquitlam, BC, V3E 3A2 Canada	2,000,000	2,000,000	2.43%	2.43%
All Officers and Directors as a Group(4)	42,387,500	42,387,500	51.55%	51.55%
Wlaydyslaw Wojcik(5)	10,730,000	10,730,000	13.05%	13.05%
Robert Stewart	4,750,000	4,750,000	5.77%	5.77%

(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2) Includes 31,387,500 common shares registered in the name of Mr. Wojcik, 1,000,000 common shares registered in the name of his son Jordan Wojcik, 1,000,000 common shares registered in the name of Jessica Wojcik, and 2,000,000 registered in the name of Mr. Wojcik’s spouse Leonna Wojcik.  Mr. Wojcik is deemed to have shared voting and dispositive control over securities held by family members with whom he resides.  .

(3) Includes 5,000,000 common shares registered in the name of TK Investments Ltd.  Mr. Kwan has voting and dispositive control over securities held by TK investments Ltd.

(4) All officers and directors as a group includes the officer and director of Pharmagreen Biotech Inc. and its wholly owned subsidiary WFS Pharmagreen Inc.

(5) has Includes 4,830,000 common shares registered in the name of  Wladyslaw Wojcik tand 5,900,000 registered in the mane of W. Wojcik Medical Professional Corporation.  Dr. Wojcik has voting and dispositive control over securities held by W. Wojcik Medical Professional Corporation.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Future Sales by Principal Shareholders

A total of 42,387,500 shares have been issued to the company officers, directors and affiliates and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of the Company’s common stock in any market that may develop, of which there can be no assurance.  The principal shareholders do not have any plans to sell their shares at any time after this offering is complete.

K.

Transactions With Related Persons, Promoters And Certain Control Persons

For Years Ended September 30, 2019 and 2018

Related Party Transactions

•

As at September 30, 2019, the Company owed $372,799 (Cdn$493,694) (2018 – $223,799 (Cdn$289,193)) to the President of the Company, which is non-interest bearing, unsecured and due on demand. During the year ended September 30, 2019, the Company incurred consulting fees of $90,423 (2018 - $101,643) to the President of the Company.

•

As at September 30, 2019, the Company owed $47,367 (Cdn$62,730) (2018 - $2,176 (Cdn$2,812)) to a company controlled by the President of the Company, which is non-interest bearing, unsecured, and due on demand.

•

As at September 30, 2019, the Company owed $55,500 (Cdn$73,500) (2018 - $56,880 (Cdn$73,500)) to the father of the President of the Company, which is non-interest bearing, unsecured, and due on demand.

•

As at September 30, 2019, the Company owed $nil (2018 - $12,522 (Cdn$16,181)) to the Chief Financial Officer of the Company, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand.

•

As at September 30, 2019, the Company owed $291,504 (Cdn$386,039) (2018 – $243,969 (Cdn$315,272)) to a company controlled by the Chief Financial Officer of the Company, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand. During the year ended September 30, 2019, the Company incurred consulting fees of $90,423 (2018 - $101,643) to the company controlled by the Chief Financial Officer of the Company.

•

During the year ended September 30, 2019, the Company incurred research and development fees of $3,956 (Cdn$5,250) (2018 - $nil), license application fees of $3,758 (Cdn$4,988) (2018 - $nil)  and expenses related to the construction of the cannabis construction complex of $8,308 (Cdn$11,025) (2018 - $nil) to the Chief Operating Officer of the Company.

Common Stock

Year ended September 30, 2019

•

On December 6, 2018, the Company issued 2,000,000 shares of common stock upon the conversion of $200 of Series A convertible notes at $0.0001 per share.

•

On December 6, 2018, the Company issued 51,735 shares of common stock with a fair value of $121,554 for financing costs. The fair value of common stock was determined based on the end of day trading price of the Company’s common stock on the date of issuance.

•

On February 1, 2019, the Company issued 1,000,000 shares of common stock upon the conversion of $100 of Series A convertible notes at $0.0001 per share.

•

On August 19, 2019, the Company issued 900,000 shares of common stock upon the conversion of $90 of Series A convertible notes at $0.0001 per share.

•

On September 17, 2019, the Company issued 75,000 shares of common stock with a fair value of $172,500 for consulting fees. The fair value of common stock was determined based on the end of day trading price of the Company’s common stock on the date of issuance.

Year ended September 30, 2018

•

On February 28, 2018, the Company issued 8,230,000 shares of WFS common stock for the conversion of $506,761 (Cdn$647,200) of convertible debentures and $137,652 (Cdn$175,800) of accrued interest.

•

On April 16, 2018, the Company filed a certificate of amendment to increase the authorized share capital to 9,000,000,000 shares of common stock.

•

On May 1, 2018, the WFS issued 9,474,500 shares of WFS common stock for the conversion of Cdn$1,736,500 convertible debentures.

•

On May 2, 2018, the Company issued 37,704,500 shares of common stock in exchange for all the issued and outstanding shares of WFS Pharmagreen Inc. pursuant to the share exchange agreement dated April 12, 2018.

•

On May 24, 2018, the Company enacted a reverse split of its shares of common stock on a 200:1 basis. All reference to share and per share amounts have been retroactively restated to effect the reverse stock split as if the transaction had taken place as of the beginning of the earliest period presented.

•

On July 9, 2018, the Company issued 26,720,000 shares of common stock upon the conversion of $2,672 of Series A convertible notes at $0.0001 per share.

•

On July 24, 2018, the Company filed a certificate of amendment to decrease the authorized share capital to 500,000,000 shares of common stock.

•

On August 27, 2018, the Company issued 5,025,000 shares of common stock upon the conversion of $503 of Series A convertible notes at $0.0001 per share.

L.

CRITICAL ACCOUNTING POLICIES

The Company has adopted a fiscal year-end of September 30.

Use of Estimates and Judgments

The preparation of these condensed interim consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, the equity component of convertible notes, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Recently Issued Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for nonemployee share-based payment transactions. The amendments specify that Topic 718 applies to all share- based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The adoption of this standard is not expected to have a material impact on the Company´s consolidated financial statements.

In February 2016, Topic 842, Leases was issued to replace the leases requirements in Topic 840, Leases. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. Earlier application is permitted. The adoption of this standard is not expected to have a material impact on the Company´s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. The new standard provides a five-step approach to be applied to all contracts with customers and also requires expanded disclosures about revenue recognition. The ASU is effective for annual reporting periods beginning after December 15, 2017, including interim periods and is to be retrospectively applied. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Stock-Based Compensation

The Company adopted FASB guidance on stock-based compensation upon inception. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment; as such items are not required by us at this time or in the next 12 months.

Additional Disclosure of Outstanding Share Data

As of September 30, 2019, we had 75,646,835 shares of common stock issued and outstanding. Pursuant to a consulting agreement with Emerging Markets Consulting LLC we will issue 75,000 shares of common stock on or about June 30, 2020.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Due to our continuing losses from business operations, the independent auditor’s report dated December 27, 2018, includes a “going concern” opinion relating to the fact that our continuation is dependent upon obtaining additional working capital either through revenues or through outside financing.

M.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, together with all amendments and exhibits, with the SEC relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement, of which this prospectus is a part, can also be reviewed by accessing the SEC's website at www.sec.gov.

We will file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.  You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on any of our websites are not part of this Prospectus.

Financial Statements

PHARMAGREEN BIOTECH INC.

Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Pharmagreen Biotech Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Pharmagreen Biotech Inc. (the "Company") as of September 30, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, stockholders' deficit, and cash flows for the years then ended and related notes (collectively, the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2019 and 2018, and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant operating losses and negative cash flows from operations since inception. As at September 30, 2019, the Company has a working capital deficit of $1,273,994 and an accumulated deficit of $4,729,476. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audits, we are required to obtain an understanding of the Company's internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Saturna Group Chartered Professional Accountants LLP

We have served as the Company's auditor since 2017

Vancouver, Canada
December 27, 2019

F-2

PHARMAGREEN BIOTECH INC.

Consolidated Balance Sheets

(Expressed in U.S. dollars)

	September 30, 2019	September 30, 2018
	$	$

Assets

Current assets

Cash	62,682	151,869
Amounts receivable	10,639	31,765
Prepaid expenses and deposits	115,856	14,476

Total current assets	189,177	198,110

Property and equipment (Note 4)	441,095	251,310

Total assets	630,272	449,420

Liabilities and Stockholders’ Deficit

Current liabilities

Accounts payable and accrued liabilities (Notes 5 and 7)	855,766	624,684
Advances from Alliance Growers Corp. (Note 9)	56,634	928,649
Due to related parties (Note 7)	475,666	282,855
Convertible notes – current portion, net of unamortized financing costs of $2,895 (Note 6)	75,105	–

Total current liabilities	1,463,171	1,836,188

Convertible notes, net of unamortized discount of $27,321 and $28,617, respectively (Note 6)	1,599	693

Total liabilities	1,464,770	1,836,881

Stockholders’ deficit

Common stock Authorized: 500,000,000 shares, $0.001 par value; 75,646,835 and 71,620,100 shares issued and outstanding, respectively	75,647	71,620
Additional paid-in capital	3,772,781	2,464,136
Accumulated other comprehensive income	47,824	38,722
Deficit	(4,729,476)	(3,961,939)

Total Pharmagreen Biotech Inc. stockholders’ deficit	(833,224)	(1,387,461)

Non-controlling interest	(1,274)	–

Total stockholders’ deficit	(834,498)	(1,387,461)

Total liabilities and stockholders’ deficit	630,272	449,420

Nature of business and continuance of operations (Note 1)
Commitment (Note 9)
Subsequent events (Note 12)

(The accompanying notes are an integral part of these consolidated financial statements)

PHARMAGREEN BIOTECH INC.

Consolidated Statements of Operations and Comprehensive Loss

(Expressed in U.S. dollars)

	Year ended September 30, 2019 $	Year ended September 30, 2018 $

Expenses

Advertising and promotion	–	3,669
Consulting fees (Note 7)	442,529	251,797
Foreign exchange loss (gain)	(6,144)	78,920
General and administrative	102,864	57,733
License application fees	3,758	207,773
Professional fees	81,090	124,034
Research and development	3,956	7,619
Salaries and wages	17,908	17,172

Total expenses	645,961	748,717

Net loss before other income (expense)	(645,961)	(748,717)

Other income (expense)

Accretion of discount on convertible notes	(1,296)	(3,868)
Write-off of related party debt	–	10,478
Finance costs	(121,554)	–
Loss on disposal of the net assets of Canna Companion Products, Inc. (Note 10)	–	(331,474)

Total other income (expense)	(122,850)	(324,864)

Net loss	(768,811)	(1,073,581)

Less: net loss attributable to non-controlling interest	1,274	–

Net loss attributable to Pharmagreen Biotech Inc.	(767,537)	(1,073,581)

Comprehensive income (loss)

Foreign currency translation gain	9,102	101,891

Comprehensive loss attributable to Pharmagreen Biotech Inc.	(758,435)	(971,690)

Basic and diluted loss per share attributable to Pharmagreen Biotech Inc. stockholders	(0.01)	(0.04)

Weighted average number of shares outstanding used in the calculation of net loss attributable to Pharmagreen Biotech Inc.	74,061,724	24,810,464

(The accompanying notes are an integral part of these consolidated financial statements)

PHARMAGREEN BIOTECH INC.

Consolidated Statements of Changes in Stockholders’ Deficit

(Expressed in U.S. dollars)

	Common stock		Additional paid-in capital $	Accumulated other comprehensive income (loss) $	Deficit $	Non-controlling interest $	Total stockholders’ deficit $
	Number of shares	Amount $

Balance, September 30, 2017	20,600,000	20,600	534,269	(63,169)	(2,888,358)	–	(2,396,658)

Issuance of common stock pursuant to conversion of convertible notes and accrued interest	17,704,500	17,704	1,975,645	–	–	–	1,993,349

Beneficial conversion feature on convertible note issued	–	–	32,485	–	–	–	32,485

Cancellation of common stock	(600,000)	(600)	600	–	–	–	–

Recapitalization transaction: Shares of Pharmagreen Biotech Inc.	2,170,600	2,171	(50,293)	–	–	–	(48,122)

Issuance of common stock to convert notes payable	31,745,000	31,745	(28,570)	–	–	–	3,175

Foreign currency translation gain	–	–	–	101,891	–	–	101,891

Net loss for the year	–	–	–	–	(1,073,581)	–	(1,073,581)

Balance, September 30, 2018	71,620,100	71,620	2,464,136	38,722	(3,961,939)	–	(1,387,461)

Issuance of common stock pursuant to conversion of convertible notes	3,900,000	3,900	(3,510)	–	–	–	390

Issuance of common stock for services	126,735	127	293,927	–	–	–	294,054

Issuance of common stock of 1155097 BC Ltd. (Note 9)	–	–	1,018,228	–	–	–	1,018,228

Foreign currency translation gain	–	–	–	9,102	–	–	9,102

Net loss for the year	–	–	–	–	(767,537)	(1,274)	(768,811)

Balance, September 30, 2019	75,646,835	75,647	3,772,781	47,824	(4,729,476)	(1,274)	(834,498)

(The accompanying notes are an integral part of these consolidated financial statements)

PHARMAGREEN BIOTECH INC.

Consolidated Statements of Cash Flows

(Expressed in U.S. dollars)

	Year ended September 30, 2019	Year ended September 30, 2018
	$	$

OPERATING ACTIVITIES

Net loss	(768,811)	(1,073,581)

Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discount on convertible notes	1,296	3,868
Financing fees	105	–
Loss on disposal of net assets of Canna Companion Products, Inc.	–	331,474
Shares issued for services	294,054	–
Write-off of related party debt	–	(10,478)

Changes in non-cash operating assets and liabilities:
Accounts receivable and other receivables	21,126	(28,571)
Prepaid expenses and deposits	(101,380)	(3,519)
Accounts payable and accrued liabilities	231,082	18,377
Due to related parties	4,696	(23,104)

Net cash used in operating activities	(317,832)	(785,534)

INVESTING ACTIVITIES

Acquisition of property and equipment	(196,127)	(251,310)

Net cash used in investing activities	(196,127)	(251,310)

FINANCING ACTIVITIES

Proceeds from issuance of convertible notes	75,000	298,239
Repayment of convertible notes	–	(104,255)
Proceeds from advances from Alliance Growers Corp.	169,713	928,649
Proceeds from loans from related parties	247,467	–
Repayment of loans from related parties	(59,352)	–

Net cash provided by financing activities	432,828	1,122,633

Effect of foreign exchange rate changes on cash	(8,056)	49,638

Change in cash	(89,187)	135,427

Cash, beginning of year	151,869	16,442

Cash, end of year	62,682	151,869

Non-cash investing and financing activities:

Issuance of common stock of WFS pursuant to the conversion of convertible notes and accrued interest	–	1,993,349
Issuance of common stock pursuant to the conversion of convertible notes	390	3,175
Issuance of convertible notes in exchange for amounts due to related parties	–	32,485
Issuance of common stock of 1155097 BC Ltd.	1,018,228	–

Supplemental disclosures:

Interest paid	–	–
Income taxes paid	–	–

(The accompanying notes are an integral part of these consolidated financial statements)

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

1.

Nature of Business and Continuance of Operations

Pharmagreen Biotech Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on November 26, 2007, under the name Azure International, Inc.  On October 30, 2008, and effective as of the same date, the Company filed Articles of Merger (“Articles”) with the Secretary of State of the State of Nevada, to effect a merger by and between Air Transport Group Holdings, Inc., a Nevada corporation and Azure International, Inc.  As a result of the merger, the Company changed its name to Air Transport Group Holdings, Inc.  The Company was previously in the business of providing technical advisory and appraisals to the aircraft and aviation business as well as providing sourcing for aircraft leases and parts. Pursuant to a Share Exchange Agreement with WFS Pharmagreen Inc. (“WFS”) on May 2, 2018, the Company changed its name to Pharmagreen Biotech Inc. and changed its principal business to the construction of a biotech complex in Deroche, British Columbia, Canada, for the purpose of producing a variety of starter plantlets for the Canadian and international high CBD hemp and medical cannabis industries through the application of the proprietary plant tissue culture in vitro process called “Chibafreen”. This proprietary process will produce plantlets that will be genetically identical and free of pests and disease free with consistent and certifiable constituent properties.

Going Concern

These consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As at September 30, 2019, the Company has not earned any revenues from operations, has a working capital deficit of $1,273,994, and has an accumulated deficit of $4,729,476. During the year ended September 30, 2019, the Company incurred a net loss of $768,811 and used cash flows for operations of $317,832.  These factors raise substantial doubt upon the Company’s ability to continue as a going concern. These consolidated financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern.

2.

Significant Accounting Policies

(a)

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, WFS Pharmagreen Inc., and its 89.7% owned subsidiary 1155097 BC Ltd., companies incorporated in British Columbia, Canada. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year-end is September 30.

 (b)  Use of Estimates and Judgments

The preparation of these consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the allowance for doubtful accounts, the recoverability of property and equipment, the equity component of convertible notes, fair value of stock-based payments, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

2.

Significant Accounting Policies (continued)

(c)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of issuance to be cash equivalents.

(d)

Property, Plant, and Equipment

Property, plant, and equipment is measured at cost less accumulated depreciation, residual values, and impairment losses. Cost includes expenditures that are directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the cost of materials and direct labor, any other costs directly attributable to bringing the asset to a working condition for the intended use and borrowing costs on qualifying assets. During their construction, items of property, plant, and equipment are classified as construction in progress. When the asset is available for use, it is transferred from construction in progress to the appropriate category of property, plant, and equipment and depreciation on the item commences.

The Company capitalizes borrowing costs on capital invested in projects under construction. Upon the asset becoming available for use, capitalized borrowing costs, as a portion of the total cost of the asset, are depreciated over the estimated useful life of the related asset.

(e)

Long-lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

(f)

Fair Value Measurements

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets.

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and.

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

2.

Significant Accounting Policies (continued)

(f)

Fair Value Measurements (continued)

Financial instruments consist principally of cash, accounts receivable and other receivables, accounts payable and accrued liabilities, advances from Alliance Growers Corp., amounts due to related parties, and convertible notes. The fair value of cash is determined based on Level 1 inputs. There were no transfers into or out of “Level 3” during the years ended September 30, 2019, and 2018. The recorded values of all other financial instruments, with the exception of non-current convertible notes, approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(g)

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the consolidated statement of operations.

The Company uses the current rate method to translate the accounts of its wholly-owned subsidiaries into U.S. dollars. Monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period. The resulting exchange gains or losses are recognized in accumulated other comprehensive income.

(h)

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations and comprehensive loss over the requisite service period.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

2.

Significant Accounting Policies (continued)

(i)

Loss Per Share

The Company computes loss per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As at September 30, 2019, there were 364,850,535 (2018 – 293,103,700) potentially dilutive shares outstanding.

(j)

Comprehensive Loss

ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the consolidated financial statements. As at September 30, 2019 and 2018, comprehensive loss consists of foreign currency translation gains and losses.

(k)

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

As of September 30, 2019 and 2018, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The Company files federal and provincial income tax returns in Canada and federal, state and local income tax returns in the U.S., as applicable. The Company may be subject to a reassessment of federal and provincial income taxes by Canadian tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. For Canadian and U.S. income tax returns, the open taxation years range from 2014 to 2018. In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three year period. U.S. state statutes of limitations for income tax assessment vary from state to state. Tax authorities of Canada and U.S. have not examined any of the Company’s, or its subsidiaries’, income tax returns for the open taxation years noted above.

(l)

Recently Adopted Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. The new standard provides a five-step approach to be applied to all contracts with customers and also requires expanded disclosures about revenue recognition. The ASU is effective for annual reporting periods beginning after December 15, 2017, including interim periods and is to be retrospectively applied. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15 related to the statement of cash flows. This new guidance addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017, and early adoption is permitted. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

2.

Significant Accounting Policies (continued)

(m)

Recently Adopted Accounting Pronouncements (continued)

On November 22, 2017 the FASB issued ASU 2017-14 – “Income Statement – Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606)”. This update amends SEC paragraphs pursuant to the SEC Staff Accounting Bulletin No. 116 and SEC Release No. 33-10403, which bring existing guidance into conformity with Topic 606, Revenue from Contracts with Customers. This update is effective in fiscal years, including interim periods, beginning after December 15, 2017. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

(m)

Recently Issued Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for nonemployee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The adoption of this standard is not expected to have a material impact on the Company´s consolidated financial statements.

In February 2016, Topic 842, Leases, was issued to replace the leases requirements in Topic 840, Leases. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. Earlier application is permitted. The adoption of this standard is not expected to have a material impact on the Company´s consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Acquisition of WFS Pharmagreen Inc.

On April 12, 2018, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with WFS Pharmagreen Inc. (“WFS”). Pursuant to the Share Exchange Agreement, the Company issued 37,704,500 shares of common stock in exchange for 100% of the issued and outstanding Class A Voting shares of common stock of WFS.  The acquisition closed on May 2, 2018.

Immediately prior to closing of the Agreement, the majority shareholder of the Company was also the majority shareholder of WFS. As a result of the common ownership upon closing of the transaction, the acquisition was considered a common-control transaction and was outside the scope of the business combination guidance in ASC 805-50. The entities are deemed to be under common control as of February 27, 2018, which was the date that the majority shareholder acquired control of the Company and, therefore, held control over both companies.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

3.

Acquisition of WFS Pharmagreen Inc. (continued)

Pursuant to ASC 250-10 and ASC 805-50, the transaction resulted in a change in the reporting entity and was recognized retrospectively for all periods during which the entities were under common control. For common-control transactions that result in a change in the reporting entity and for which both receiving entity and the transferring entity were not under common control during the entire reporting period, it is necessary to determine which entity is the predecessor. The predecessor is the reporting entity deemed to be the receiving entity for accounting purposes in a common-control transaction. The predecessor is not always the entity that legally receives the net assets or equity interests transferred. Comparative financial information shall only be adjusted for periods during which the entities were under common control. Since common control between the Company and WFS did not occur until the current period, the comparative information does not need to be combined. Accordingly, for periods in which the combining entities were not under common control, the comparative financial statements presented are those of the entity that is determined to be the predecessor up to the date at which the entities became under common control. WFS was determined to be the predecessor entity and, therefore, was deemed to be the receiving entity for accounting purposes. Additionally, the consolidated financial statements and financial information presented for prior periods has been restated to reflect the financial position and results of operations of WFS.

Assets acquired and liabilities assumed are reported at their historical carrying amounts and any difference between the proceeds transferred is recognized in additional paid-in capital. These consolidated financial statements include the accounts of the Company since the date common control commenced and the historical accounts of WFS since inception.

The liabilities assumed from the Company are as follows:

February 27, 2018 $

Accounts payable	(948)
Due to related parties	(42,949)
Due to WFS	(4,225)

Net liabilities assumed	(48,122)

4.

Property and Equipment

	Cost $	Accumulated depreciation $	Net carrying value as at September 30, 2019 $	Net carrying value as at September 30, 2018 $

Construction in progress	441,095	–	441,095	251,310

As at September 30, 2019, costs related to the construction of cannabis production complex were capitalized as construction in progress and not depreciated. Depreciation will commence when construction is completed, and the facility is available for its intended use.

5.

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consists of the following:

	2019 $	2018 $

Accounts payable	829,942	590,484
Accrued interest payable	25,824	34,200

	855,766	624,684

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

6.

Convertible Notes

(a)

On April 16, 2014, WFS issued convertible debentures in the aggregate amount of Cdn$92,000. The convertible debentures are unsecured, non-interest bearing, and were due by April 16, 2016. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.10 per share if WFS sells all or substantially all of its assets to another entity. In connection with the financing, WFS paid finder’s fees of Cdn$5,200. WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 1, 2018, WFS issued 920,000 shares of WFS common stock for the conversion of Cdn$92,000 of convertible debt.

(b)

On September 15, 2014, WFS issued convertible debentures in the aggregate amount of Cdn$268,000. The convertible debentures are unsecured, non-interest bearing, and were due by September 15, 2016. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. In connection with the financing, WFS paid finder’s fees of Cdn$9,600. WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 25, 2017, WFS repaid $5,000 of the convertible debenture. On May 1, 2018, WFS issued 1,052,000 shares of WFS common stock for the conversion of Cdn$263,000 of convertible debt.

(c)

On September 16, 2014, WFS issued convertible debentures in the aggregate amount of Cdn$10,000. The convertible debentures are unsecured, non-interest bearing, and were due by September 16, 2016. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.25 per common share if WFS sells all or substantially all of its assets to another entity.  WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 1, 2018, WFS issued 40,000 shares of WFS common stock for the conversion of Cdn$10,000 of convertible debt.

(d)

On September 16, 2014, WFS issued convertible debentures in the aggregate amount of Cdn$32,000. The convertible debentures are unsecured, non-interest bearing, and were due by September 16, 2016. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.10 per share if WFS sells all or substantially all of its assets to another entity.  In connection with the financing, WFS paid finder’s fees of Cdn$3,200. WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 1, 2018, WFS issued 320,000 shares of WFS common stock for the conversion of Cdn$32,000 of convertible debt.

(e)

On September 17, 2014, WFS issued convertible debentures in the aggregate amount of Cdn$130,000. The convertible debentures are unsecured, non-interest bearing, and were due by September 17, 2016. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 1, 2018, WFS issued 520,000 shares of WFS common stock for the conversion of Cdn$130,000 of convertible debt.

(f)

On November 27, 2014, WFS issued convertible debentures in the aggregate amount of Cdn$15,000. The convertible debentures are unsecured, non-interest bearing, and due by November 27, 2016. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.10 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 1, 2018, WFS issued 150,000 shares of WFS common stock for the conversion of Cdn$15,000 of convertible debt;

.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

6.

Convertible Notes (continued)

(g)

On December 30, 2014, WFS issued convertible debentures in the aggregate amount of Cdn$20,000. The convertible debentures are unsecured, non-interest bearing, and due by December 30, 2016. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 1, 2018, WFS issued 80,000 shares of WFS common stock for the conversion of Cdn$20,000 of convertible debt.

(h)

On January 21, 2015, WFS issued a convertible debenture in the amount of Cdn$250,000. The convertible debenture is unsecured, non-interest bearing, and due by January 21, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.10 per common share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 2,500,000 shares of WFS common stock for the conversion of Cdn$250,000 of convertible debt.

(i)

On February 22, 2015, WFS issued a convertible debenture in the amount of Cdn$30,000. The convertible debenture is unsecured, non-interest bearing, and due by February 22, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. In connection with the financing, WFS paid finder’s fees of Cdn$3,000. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 120,000 shares of WFS common stock for the conversion of Cdn$30,000 of convertible debt.

(j)

On April 15, 2015, WFS issued a convertible debenture in the amount of Cdn$50,000. The convertible debenture is unsecured, non-interest bearing, and due by April 15, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 200,000 shares of WFS common stock for the conversion of Cdn$50,000 of convertible debt.

(k)

On April 22, 2015, WFS issued a convertible debenture in the amount of Cdn$15,000. The convertible debenture is unsecured, non-interest bearing, and due by April 22, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. In connection with the financing, WFS paid finder’s fees of Cdn$1,500. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 60,000 shares of WFS common stock for the conversion of Cdn$15,000 of convertible debt.

(l)

On May 29, 2015, WFS issued convertible debentures in the aggregate amount of Cdn$10,000. The convertible debentures are unsecured, non-interest bearing, and due by May 29, 2017. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debentures contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On May 1, 2018, WFS issued 40,000 shares of WFS common stock for the conversion of Cdn$10,000 of convertible debt.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

6.

Convertible Notes (continued)

(m)

On June 3, 2015, WFS issued a convertible debenture in the amount of Cdn$15,000. The convertible debenture is unsecured, non-interest bearing, and due by June 3, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity.  In connection with the financing, WFS paid finder’s fees of Cdn$1,500. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 60,000 shares of WFS common stock for the conversion of Cdn$15,000 of convertible debt.

(n)

On June 26, 2015, WFS issued a convertible debenture in the amount of Cdn$10,000. The convertible debenture is unsecured, non-interest bearing, and due by June 26, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity.  In connection with the financing, WFS paid finder’s fees of Cdn$1,000. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 40,000 shares of WFS common stock for the conversion of Cdn$10,000 of convertible debt.

(o)

On June 29, 2015, WFS issued a convertible debenture in the amount of Cdn$325,000 to the father of the Chief Executive Officer of WFS. The convertible debenture is unsecured, bears interest at 12% per annum, and is due on June 29, 2016. The convertible debenture is convertible into common shares of WFS or common shares of a public company that is an affiliate of WFS ("Pubco") at a conversion price which is the higher of (i) Cdn$0.10 per share; and (ii) if WFS or Pubco is listed on a stock exchange, the price per share equal to the amount that is a 40% discount from the average trading price of the shares of WFS or Pubco over a period of 5 trading days before the date of conversion. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On February 28, 2018, WFS repaid Cdn$97,800 of the convertible debenture. On February 28, 2018, WFS issued 2,889,147 shares of common stock for the conversion of Cdn$227,200 of convertible debt and accrued interest.

(p)

On July 23, 2015, WFS issued a convertible debenture in the amount of Cdn$100,000. The convertible debenture is unsecured, non-interest bearing, and due by July 22, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.20 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 500,000 shares of WFS common stock for the conversion of Cdn$100,000 of convertible debt.

(q)

On August 20, 2015, WFS issued a convertible debenture in the amount of Cdn$100,000 to the father of the Chief Executive Officer of WFS. The convertible debenture is unsecured, bears interest at 12% per annum, and was due on August 20, 2016. The convertible debenture is convertible into common shares of WFS or common shares of a public company that is an affiliate of WFS ("Pubco") at a conversion price which is the higher of (i) Cdn$0.10 per share; and (ii) if WFS or Pubco is listed on a stock exchange, the price per share equal to the amount that is a 40% discount from the average trading price of the shares of WFS or Pubco over a period of 5 trading days before the date of conversion. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On February 28, 2018, WFS issued 1,271,632 shares of common stock for the conversion of Cdn$100,000 of convertible debt and accrued interest.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

6.

Convertible Notes (continued)

(r)

On October 4, 2015, WFS issued a convertible debenture in the amount of Cdn$100,000 to the father of the Chief Executive Officer of WFS, of which Cdn$30,000 was received on September 15, 2015. The convertible debenture is unsecured, bears interest at 12% per annum, and was due on October 4, 2016. The convertible debenture is convertible into common shares of WFS or common shares of a public company that is an affiliate of WFS ("Pubco") at a conversion price which is the higher of (i) Cdn$0.10 per share; and (ii) if WFS or Pubco is listed on a stock exchange, the price per share equal to the amount that is a 40% discount from the average trading price of the shares of WFS or Pubco over a period of 5 trading days before the date of conversion. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On February 28, 2018, WFS issued 1,271,632 shares of common stock for the conversion of Cdn$100,000 of convertible debt and accrued interest.

(s)

On October 17, 2015, WFS issued a convertible debenture in the amount of Cdn$27,000. The convertible debenture is unsecured, non-interest bearing, and due by October 17, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.24545 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 110,000 shares of WFS common stock for the conversion of Cdn$27,000 of convertible debt.

(t)

On December 1, 2015, WFS issued a convertible debenture in the amount of Cdn$10,000. The convertible debenture is unsecured, non-interest bearing, and due by December 1, 2017. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 40,000 shares of WFS common stock for the conversion of Cdn$10,000 of convertible debt.

(u)

On February 1, 2016, WFS issued convertible debentures in the aggregate amount of Cdn$45,000. The convertible debentures are unsecured, non-interest bearing, and due by February 1, 2018. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debentures contain no embedded beneficial conversion features as there is no guarantee that the option to convert the convertible debentures into common shares of WFS will occur. On February 19, 2018, WFS repaid $25,000 of the convertible debenture. On May 1, 2018, WFS issued 80,000 shares of WFS common stock for the conversion of Cdn$20,000 of convertible debt.

(v)

On February 24, 2016, WFS issued convertible debenture in the aggregate amount of Cdn$30,000. The convertible debentures are unsecured, non-interest bearing, and due by February 24, 2018. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.20 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 150,000 shares of WFS common stock for the conversion of Cdn$30,000 of convertible debt.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

6.

Convertible Notes (continued)

(w)

On February 24, 2016, WFS issued convertible debenture in the aggregate amount of Cdn$25,000. The convertible debentures are unsecured, non-interest bearing, and due by February 24, 2018. The convertible debentures are convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 100,000 shares of WFS common stock for the conversion of Cdn$25,000 of convertible debt.

(x)

On May 31, 2016, WFS issued a convertible debenture in the amount of Cdn$115,000 to the father of the Chief Executive Officer of WFS, of which Cdn$40,000 was received on November 3, 2015, and Cdn$75,000 was received on April 28, 2016. The convertible debenture is unsecured, bears interest at 12% per annum, and is due on May 31, 2017. The convertible debenture is convertible into common shares of WFS or common shares of a public company that is an affiliate of WFS ("Pubco") at a conversion price which is the higher of (i) Cdn$0.10 per share; and (ii) if WFS or Pubco is listed on a stock exchange, the price per share equal to the amount that is a 40% discount from the average trading price of the shares of WFS or Pubco over a period of 5 trading days before the date of conversion. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On February 28, 2018, WFS issued 1,462,376 shares of common stock for the conversion of Cdn$115,000 of convertible debt and accrued interest.

(y)

On July 12, 2016, WFS issued a convertible debenture in the amount of Cdn$35,000 to the father of the Chief Executive Officer of WFS. The convertible debenture is unsecured, bears interest at 12% per annum, and is due on July 12, 2017. The convertible debenture is convertible into common shares of WFS or common shares of a public company that is an affiliate of WFS ("Pubco") at a conversion price which is the higher of (i) Cdn$0.10 per share; and (ii) if WFS or Pubco is listed on a stock exchange, the price per share equal to the amount that is a 40% discount from the average trading price of the shares of WFS or Pubco over a period of 5 trading days before the date of conversion. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On February 28, 2018, WFS issued 445,071 shares of common stock for the conversion of Cdn$35,000 of convertible debt and accrued interest.

(z)

On September 29, 2016, WFS issued a convertible debenture in the amount of Cdn$5,000. The convertible debenture is unsecured, non-interest bearing, and due by September 29, 2018. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 20,000 shares of WFS common stock for the conversion of Cdn$5,000 of convertible debt.

(aa)

On November 16, 2016, WFS issued a convertible debenture in the amount of $70,000 to the father of the Chief Executive Officer of WFS. The convertible debenture is unsecured, bears interest at 12% per annum, and is due on November 16, 2017. The convertible debenture is convertible into common shares of WFS or common shares of a public company that is an affiliate of WFS ("Pubco") at a conversion price which is the higher of (i) Cdn$0.10 per share; and (ii) if WFS or Pubco is listed on a stock exchange, the price per share equal to the amount that is a 40% discount from the average trading price of the shares of WFS or Pubco over a period of 5 trading days before the date of conversion. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On February 28, 2018, WFS issued 890,142 shares of common stock for the conversion of Cdn$70,000 of convertible debt and accrued interest.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

6.

Convertible Notes (continued)

(bb)

On January 5, 2017, WFS issued a convertible debenture in the amount of Cdn$65,000. The convertible debenture is unsecured, non-interest bearing, and due by January 5, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity.  WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 260,000 shares of WFS common stock for the conversion of Cdn$65,000 of convertible debt.

(cc)

On January 8, 2017, WFS issued a convertible debenture in the amount of Cdn$5,000. The convertible debenture is unsecured, non-interest bearing, and due by January 8, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity.  WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 16, 2018, WFS repaid $5,000 of the convertible debenture.

(dd)

On February 4, 2017, WFS issued a convertible debenture in the amount of Cdn$7,000. The convertible debenture is unsecured, non-interest bearing, and due by February 4, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity.  WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 28,000 shares of WFS common stock for the conversion of Cdn$7,000 of convertible debt.

(ee)

On April 26, 2017, WFS issued a convertible debenture in the amount of Cdn$5,000. The convertible debenture is unsecured, non-interest bearing, and due by February 4, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity.  WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 16, 2018, WFS repaid $5,000 of the convertible debenture.

(ff)

On April 26, 2017, WFS issued a convertible debenture in the amount of Cdn$25,000. The convertible debenture is unsecured, non-interest bearing, and due by April 26, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 100,000 shares of WFS common stock for the conversion of Cdn$25,000 of convertible debt.

(gg)

On May 12, 2017, WFS issued a convertible debenture in the amount of Cdn$50,000. The convertible debenture is unsecured, non-interest bearing, and due by May 12, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 200,000 shares of WFS common stock for the conversion of Cdn$50,000 of convertible debt.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

6.

Convertible Notes (continued)

(hh)

On May 31, 2017, WFS issued a convertible debenture in the amount of Cdn$8,000. The convertible debenture is unsecured, non-interest bearing, and due by May 31, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 32,000 shares of WFS common stock for the conversion of Cdn$8,000 of convertible debt.

(ii)

On June 6, 2017, WFS issued a convertible debenture in the amount of Cdn$50,000. The convertible debenture is unsecured, non-interest bearing, and due by June 6, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.20 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 250,000 shares of WFS common stock for the conversion of Cdn$50,000 of convertible debt.

(jj)

On December 23, 2017, WFS issued a convertible debenture in the amount of Cdn$51,000. The convertible debenture is unsecured, non-interest bearing, and due by December 23, 2019. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 204,000 shares of WFS common stock for the conversion of Cdn$51,000 of convertible debt.

(kk)

On January 3, 2018, WFS issued a convertible debenture in the amount of Cdn$12,500. The convertible debenture is unsecured, non-interest bearing, and due by January 3, 2020. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.20 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 62,500 shares of WFS common stock for the conversion of Cdn$12,500 of convertible debt.

(ll)

On January 10, 2018, WFS issued a convertible debenture in the amount of Cdn$25,000. The convertible debenture is unsecured, non-interest bearing, and due by January 10, 2020. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 100,000 shares of WFS common stock for the conversion of Cdn$25,000 of convertible debt.

(mm)

On January 11, 2018, WFS issued a convertible debenture in the amount of Cdn$13,000. The convertible debenture is unsecured, non-interest bearing, and due by January 11, 2020. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 52,000 shares of WFS common stock for the conversion of Cdn$13,000 of convertible debt.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

6.

Convertible Notes (continued)

(nn)

On January 18, 2018, WFS issued a convertible debenture in the amount of Cdn$10,000. The convertible debenture is unsecured, non-interest bearing, and due by January 18, 2020. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 40,000 shares of WFS common stock for the conversion of Cdn$10,000 of convertible debt.

(oo)

On January 25, 2018, WFS issued a convertible debenture in the amount of Cdn$10,000. The convertible debenture is unsecured, non-interest bearing, and due by January 25, 2020. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 40,000 shares of WFS common stock for the conversion of Cdn$10,000 of convertible debt.

(pp)

On January 27, 2018, WFS issued a convertible debenture in the amount of Cdn$5,000. The convertible debenture is unsecured, non-interest bearing, and due by January 27, 2020. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 20,000 shares of WFS common stock for the conversion of Cdn$5,000 of convertible debt.

(qq)

On January 29, 2018, WFS issued a convertible debenture in the amount of Cdn$246,000. The convertible debenture is unsecured, non-interest bearing, and due by January 29, 2020. The convertible debenture is convertible into common shares of WFS at a conversion price of Cdn$0.25 per share if WFS sells all or substantially all of its assets to another entity. WFS determined that the convertible debenture contained no embedded beneficial conversion feature as there is no guarantee that the option to convert the convertible debenture into common shares of WFS will occur. On May 1, 2018, WFS issued 984,000 shares of WFS common stock for the conversion of Cdn$246,000 of convertible debt.

(rr)

On April 4, 2018, the amount of $32,485 owed to related parties was converted to Series A convertible notes, which are unsecured, non-interest bearing, and due on April 4, 2023.  These notes are convertible in whole or in part, any time until maturity, to common shares of the Company at $0.0001 per share. The outstanding balance remaining at maturity shall bear interest at 12% per annum until fully paid. The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $32,485 as additional paid-in capital and reduced the carrying value of the convertible note to $nil. The carrying value will be accreted over the term of the convertible notes up to their face value of $32,485.

During the year ended September 30, 2018, the Company issued 31,745,000 shares of common stock upon the conversion of $3,175 of Series A convertible notes, which included 18,000,000 common shares to the President of the Company and 5,320,000 common shares to family members of the President of the Company. Upon conversion, the Company immediately recognized the related remaining debt discount of $3,112 as accretion expense.

During the year ended September 30, 2019, the Company issued 3,900,000 shares of common stock upon the conversion of $390 of Series A convertible notes. Upon conversion, the Company immediately recognized the related remaining debt discount of $375 as accretion expense.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

As at September 30, 2019, the carrying value of the convertible notes was $1,599 (2018 - $693) and had an unamortized discount of $27,321 (2018 - $28,618). During the year ended September 30, 2019, the Company recorded accretion expense of $1,296 (2018 - $3,868).

6.

Convertible Notes (continued)

(ss)

On September 17, 2019, the Company entered into a convertible note with an unrelated party for $78,000, of which $3,000 was paid directly to third parties for financing costs, resulting in cash proceeds to the Company of $75,000. The note is due on September 20, 2020 and bears interest on the unpaid principal balance at a rate of 10% per annum. Stringent pre-payment terms apply (from 20% to 30% to 33%, dependent upon the timeframe of repayment during the note’s term) and any part of the notice which is not paid when due shall bear interest at the rate of 22% per annum from the due date until paid. The Company must, at all times, reserve six times that number of shares that would be issuable upon full conversion of the note, with an initial reserved share amount of 358,510 shares. The Note may be converted by the Lender at any time after 180 days of the date of issuance into shares of Company’s common stock at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date. Due to this provision, the Company considered whether the embedded conversion option qualifies for derivative accounting under ASC 815-15 Derivatives and Hedging. As the note isn’t convertible until 180 days following issuance, no derivative liability was recognized as of September 30, 2019.

The financing costs were netted against the convertible note and are being amortized over the term using the effective interest rate method. During the year ended September 30, 2019, the Company recognized accretion of the deferred financing fees of $105, which is included in professional fees. As at September 30, 2019, the carrying value of the convertible note was $75,105.

7.

Related Party Transactions

(a)

As at September 30, 2019, the Company owed $372,799 (Cdn$493,694) (2018 – $223,799 (Cdn$289,193)) to the President of the Company, which is non-interest bearing, unsecured and due on demand. During the year ended September 30, 2019, the Company incurred consulting fees of $90,423 (2018 - $101,643) to the President of the Company.

(b)

As at September 30, 2019, the Company owed $47,367 (Cdn$62,730) (2018 - $2,176 (Cdn$2,812)) to a company controlled by the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(c)

 As at September 30, 2019, the Company owed $55,500 (Cdn$73,500) (2018 - $56,880 (Cdn$73,500)) to the father of the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(d)

As at September 30, 2019, the Company owed $nil (2018 - $12,522 (Cdn$16,181)) to the Chief Financial Officer of the Company, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand.

(e)

As at September 30, 2019, the Company owed $291,504 (Cdn$386,039) (2018 – $243,969 (Cdn$315,272)) to a company controlled by the Chief Financial Officer of the Company, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand. During the year ended September 30, 2019, the Company incurred consulting fees of $90,423 (2018 - $101,643) to the company controlled by the Chief Financial Officer of the Company.

(f)

During the year ended September 30, 2019, the Company incurred research and development fees of $3,956 (2018 - $nil), license application fees of $3,758 (2018 - $nil)  and expenses related to the construction of the cannabis construction complex of $8,308 (Cdn$11,025) (2018 - $nil) to the Chief Operating Officer of the Company.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

8.

Common Stock

Year ended September 30, 2019

(a)

On December 6, 2018, the Company issued 2,000,000 shares of common stock upon the conversion of $200 of Series A convertible notes at $0.0001 per share. Refer to Note 6 (rr).

(b)

On December 6, 2018, the Company issued 51,735 shares of common stock with a fair value of $121,554 for financing costs. The fair value of common stock was determined based on the end of day trading price of the Company’s common stock on the date of issuance.

(c)

On February 1, 2019, the Company issued 1,000,000 shares of common stock upon the conversion of $100 of Series A convertible notes at $0.0001 per share. Refer to Note 6 (rr).

(d)

On August 19, 2019, the Company issued 900,000 shares of common stock upon the conversion of $90 of Series A convertible notes at $0.0001 per share. Refer to Note 6 (rr).

(e)

On September 17, 2019, the Company issued 75,000 shares of common stock with a fair value of $172,500 for consulting fees. The fair value of common stock was determined based on the end of day trading price of the Company’s common stock on the date of issuance.

Year ended September 30, 2018

(f)

On February 28, 2018, the Company issued 8,230,000 shares of WFS common stock for the conversion of $506,761 (Cdn$647,200) of convertible debentures and $137,652 (Cdn$175,800) of accrued interest.

(g)

On April 16, 2018, the Company filed a certificate of amendment to increase the authorized share capital to 9,000,000,000 shares of common stock.

(h)

On May 1, 2018, the WFS issued 9,474,500 shares of WFS common stock for the conversion of Cdn$1,736,500 convertible debentures.

(i)

On May 2, 2018, the Company issued 37,704,500 shares of common stock in exchange for all the issued and outstanding shares of WFS Pharmagreen Inc. pursuant to the share exchange agreement dated April 12, 2018. Refer to Note 3.

(j)

On May 24, 2018, the Company enacted a reverse split of its shares of common stock on a 200:1 basis. All reference to share and per share amounts have been retroactively restated to effect the reverse stock split as if the transaction had taken place as of the beginning of the earliest period presented.

(k)

On July 9, 2018, the Company issued 26,720,000 shares of common stock upon the conversion of $2,672 of Series A convertible notes at $0.0001 per share. Refer to Note 6 (rr).

(l)

On July 24, 2018, the Company filed a certificate of amendment to decrease the authorized share capital to 500,000,000 shares of common stock.

(m)

On August 27, 2018, the Company issued 5,025,000 shares of common stock upon the conversion of $503 of Series A convertible notes at $0.0001 per share. Refer to Note 6 (rr).

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

9.

Commitment

Effective December 11, 2017, the Company entered into a binding Letter of Intent (“LOI”) with Alliance Growers Corp. (“Alliance”), whereby the Company will build a new cannabis biotech complex (the “Biotech Complex”) located in British Columbia, through their subsidiary, 1155097 BC Ltd. (“115BC”). On January 25, 2019, the Company’s wholly owned subsidiaries WFS Pharmagreen Inc. and 115BC entered into an Option Agreement with Alliance Growers Corp, which superseded the LOI entered into on December 11, 2017. The Option Agreement grants an option to Alliance to purchase 10% equity interest in 115BC for Cdn$1,350,000 and previously granted a second option to purchase an additional 20% equity interest in 115BC for funding of 30% of the total construction and equipment costs for the biotech complex less Cdn$1,350,000. The second option expired during the year ended September 30, 2019. On January 25, 2019, 115BC issued 8 shares of common stock to Alliance Growers Corp. upon exercise of the first option for consideration of $1,018,182 (Cdn$1,350,008), which was recognized as additional paid-in capital. As at September 30, 2019, the Company received advances of $56,634 (2018 - $928,649) from Alliance.

10.

Discontinued Operations

During the year ended September 30, 2018, the Company recognized a loss on disposal of the net assets of Canna Companion Products, Inc. of $331,474 due to the misappropriation on October 1, 2017.

11.

Income Taxes

The Company is subject to Canadian federal and provincial taxes at an approximate rate of 27% (2018 – 26.75%) and United States federal and state income taxes at an approximate rate of 21% (2018 – 21%). The reconciliation of the provision for income taxes at the federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	2019 $	2018 $

Income tax recovery at statutory rate	(177,541)	(281,940)

Permanent differences and other	(5,970)	80,404
Change in enacted tax rate	(401,110)	(2,442)
Change in valuation allowance	584,621	203,978

Income tax provision	–	–

The significant components of deferred income tax assets and liabilities are as follows:

	2019 $	2018 $

Net operating losses carried forward	1,567,688	708,497
Property and equipment	(66,141)	152,406
Intangible assets	–	56,023
Valuation allowance	(1,501,547)	(916,926)

Net deferred income tax asset	–	–

The 2017 Act reduces the corporate tax rate from 34% to 21% for tax years beginning after December 31, 2017. For net operating losses arising after December 31, 2017, the 2017 Act limits a taxpayer’s ability to utilize net operating losses carryforwards to 80% of taxable income. In addition, net operating losses arising after 2017 can be carried forward indefinitely, but carryback is generally prohibited.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Years Ended September 30, 2019 and 2018

(Expressed in U.S. dollars)

11. Income Taxes (continued)

Net operating losses generated in tax years beginning before January 1, 2018 will not be subject to the taxable income limitation. The 2017 Act would generally eliminate the carryback of all net operating losses arising in a tax year ending after 2017 and instead would permit all such net operating losses to be carried forward indefinitely. The Company has net operating losses carried forward of $5,971,163 which may be carried forward to apply against future years’ taxable income, subject to the final determination by taxation authorities, expiring in the following years:

	Canada $	USA $

2029	–	54,040
2030	–	101,259
2034	401,530	–
2035	740,776	1,003
2036	1,008,613	1,000
2037	1,229,859	–
2038	1,575,665	99,177
2039	272,632	493,609

	5,229,075	750,088

12.

Subsequent Events

(a)

On October 1, 2019, the Company entered into a convertible note with an unrelated party for $78,000, of which $3,255 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $74,745. The note is due on October 1, 2020 and bears interest on the unpaid principal balance at a rate of 10% per annum. Stringent pre-payment terms apply (from 20% to 30% to 33%, dependent upon the timeframe of repayment during the note’s term) and any part of the notice which is not paid when due shall bear interest at the rate of 24% per annum from the due date until paid. The Company must, at all times, reserve seven times that number of shares that would be issuable upon full conversion of the note, with an initial reserved share amount of 390,000 shares of common stock. The Note may be converted by the Lender at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to lower of (i) the lowest trading price 10-trading day period prior to the issuance date (ii) 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date.

(b)

On October 17, 2019, the Company entered into a convertible note with an unrelated party for $63,000, of which $3,000 was paid directly to third parties for financing costs, resulting in cash proceeds to the Company of $60,000. The note is due on October 17, 2020 and bears interest on the unpaid principal balance at a rate of 10% per annum. Stringent pre-payment terms apply (from 20% to 30% to 33%, dependent upon the timeframe of repayment during the note’s term) and any part of the notice which is not paid when due shall bear interest at the rate of 22% per annum from the due date until paid. The Company must, at all times, reserve six times that number of shares that would be issuable upon full conversion of the note, with an initial reserved share amount of 358,510 shares. The Note may be converted by the Lender at any time after 180 days of the date of issuance into shares of Company’s common stock at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date.

(c)

On November 22, 2019, the Company entered into an equity purchase agreement with an unrelated party, whereby the third party is to purchase up to $10,000,000 of the Company’s common stock. The purchase price would be 85% of the market price. In return, the Company is to issue a promissory note of $40,000. In addition, the third party is required to pay a commitment fee of $10,000, of which $5,000 is payable upon signing the term sheet and the remaining $5,000 due upon completion of the first tranche of the financing.

PHARMAGREEN BIOTECH INC.

Condensed Consolidated Financial Statements

For the Three Months Ended December 31, 2019

(Expressed in U.S. Dollars)

(unaudited)

PHARMAGREEN BIOTECH INC.

Condensed Consolidated Balance Sheets

(Expressed in U.S. dollars)

	December 31, 2019	September 30, 2019
	$	$
	(unaudited)
Assets

Current assets

Cash	35,678	62,682
Amounts receivable	1,009	10,639
Prepaid expenses and deposits	118,354	115,856

Total current assets	155,041	189,177

Property and equipment (Note 3)	450,607	441,095

Total assets	605,648	630,272

Liabilities and Stockholders’ Deficit

Current liabilities

Accounts payable and accrued liabilities (Notes 4 and 8)	886,027	855,766
Advances from Alliance Growers Corp. (Note 9(a))	57,855	56,634
Due to related parties (Note 8)	419,325	475,666
Promissory note (Note 5)	40,000	–
Convertible notes – current portion, net of unamortized discount of $73,067 and $2,895, respectively (Note 6)	145,933	75,105
Derivative liability (Note 7)	107,494	–

Total current liabilities	1,656,634	1,463,171

Convertible notes, net of unamortized discount of $26,952 and $27,321, respectively (Note 6)	1,968	1,599

Total liabilities	1,658,602	1,464,770

Stockholders’ deficit

Common stock Authorized: 500,000,000 shares, $0.001 par value; 75,646,835 shares issued and outstanding, respectively	75,647	75,647
Additional paid-in capital	3,772,781	3,772,781
Accumulated other comprehensive income	35,425	47,824
Deficit	(4,935,497)	(4,729,476)

Total Pharmagreen Biotech Inc. stockholders’ deficit	(1,051,644)	(833,224)

Non-controlling interest	(1,310)	(1,274)

Total stockholders’ deficit	(1,052,954)	(834,498)

Total liabilities and stockholders’ deficit	605,648	630,272

Nature of business and continuance of operations (Note 1)
Commitments (Note 9)
Subsequent events (Note 10)

The accompanying notes are an integral part of these condensed consolidated financial statements)

PHARMAGREEN BIOTECH INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Expressed in U.S. dollars)

(unaudited)

	Three months ended December 31, 2019 $	Three months ended December 31, 2018 $

Expenses

Consulting fees (Note 8)	70,816	55,502
Foreign exchange loss (gain)	(9,747)	43,187
General and administrative	24,896	27,270
License application fees	909	1,932
Professional fees	25,630	43,560
Research and development	–	29,716
Salaries and wages	4,612	4,170

Total expenses	117,116	205,337

Net loss before other expenses	(117,116)	(205,337)

Other expenses

Accretion of discount on convertible notes (Note 6)	(6,646)	(361)
Finance costs	(45,000)	(187,245)
Loss on change in fair value of derivative liability (Note 7)	(37,295)	–

Total other expenses	(88,941)	(187,606)

Net loss	(206,057)	(392,943)

Less: net loss attributable to non-controlling interest	36	–

Net loss attributable to Pharmagreen Biotech Inc.	(206,021)	(392,943)

Comprehensive income (loss)

Foreign currency translation gain (loss)	(12,399)	98,770

Comprehensive loss attributable to Pharmagreen Biotech Inc.	(218,420)	(294,173)

Basic and diluted loss per share attributable to Pharmagreen Biotech Inc. stockholders	–	(0.01)

Weighted average number of shares outstanding used in the calculation of net loss attributable to Pharmagreen Biotech Inc.	75,646,835	72,177,644

The accompanying notes are an integral part of these condensed consolidated financial statements)

PHARMAGREEN BIOTECH INC.

Condensed Consolidated Statements of Stockholders’ Deficit

(Expressed in U.S. dollars)

(unaudited)

	Common stock		Additional paid-in capital $	Accumulated other comprehensive income (loss) $	Deficit $	Non-controlling interest $	Total stockholders’ deficit $
	Number of shares	Amount $

Balance, September 30, 2018	71,620,100	71,620	2,464,136	38,722	(3,961,939)	–	(1,387,461)

Issuance of common stock pursuant to conversion of convertible notes	2,000,000	2,000	(1,800)	–	–	–	200

Issuance of common stock for services	51,725	52	187,193	–	–	–	187,245

Foreign currency translation gain	–	–	–	98,770	–	–	98,770

Net loss for the period	–	–	–	–	(392,943)	–	(392,943)

Balance, December 31, 2018	73,671,825	73,672	2,649,529	137,492	(4,354,882)	–	(1,494,189)

Balance, September 30, 2019	75,646,835	75,647	3,772,781	47,824	(4,729,476)	(1,274)	(834,498)

Foreign currency translation loss	–	–	–	(12,399)	–	–	(12,399)

Net loss for the period	–	–	–	–	(206,021)	(36)	(206,057)

Balance, December 31, 2019	75,646,835	75,647	3,772,781	35,425	(4,935,497)	(1,310)	(1,054,954)

(The accompanying notes are an integral part of these condensed consolidated financial statements)

PHARMAGREEN BIOTECH INC.

Condensed Consolidated Statements of Cash Flows

(Expressed in U.S. dollars)

(unaudited)

	Three months ended December 31, 2019	Three months ended December 31, 2018
	$	$

OPERATING ACTIVITIES

Net loss	(206,057)	(392,943)

Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discount on convertible notes	6,646	361
Financing fees	45,000	–
Loss on change in fair value of derivative liability	37,295	–
Shares issued for services	–	187,245

Changes in non-cash operating assets and liabilities:
Accounts receivable and other receivables	9,630	(1,174)
Prepaid expenses and deposits	–	(5,115)
Accounts payable and accrued liabilities	30,261	1,682
Due to related parties	5,303	(60,608)

Net cash used in operating activities	(71,922)	(270,552)

INVESTING ACTIVITIES

Acquisition of property and equipment	–	(11,083)

Net cash used in investing activities	–	(11,083)

FINANCING ACTIVITIES

Proceeds from issuance of convertible notes	134,750	–
Proceeds from advances from Alliance Growers Corp.	–	60,797
Repayment of loans from related parties	(61,644)	–
Financing costs paid	(5,000)	–

Net cash provided by financing activities	68,106	60,797

Effect of foreign exchange rate changes on cash	(23,188)	98,770

Change in cash	(27,004)	(122,068)

Cash, beginning of period	62,682	151,869

Cash, end of period	35,678	29,801

Non-cash investing and financing activities:

Issuance of common stock pursuant to conversion of convertible notes	–	200
Issuance of promissory note as a financing fee	40,000	–

Supplemental disclosures:

Interest paid	–	–
Income taxes paid	–	–

The accompanying notes are an integral part of these condensed consolidated financial statements)

PHARMAGREEN BIOTECH INC.

Notes to the Condensed Consolidated Financial Statements

December 31, 2019

(Expressed in U.S. dollars)

(unaudited)

1.

Nature of Business and Continuance of Operations

Pharmagreen Biotech Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on November 26, 2007, under the name Azure International, Inc.  On October 30, 2008, and effective as of the same date, the Company filed Articles of Merger (“Articles”) with the Secretary of State of the State of Nevada, to effect a merger by and between Air Transport Group Holdings, Inc., a Nevada corporation and Azure International, Inc.  As a result of the merger, the Company changed its name to Air Transport Group Holdings, Inc.  The Company was previously in the business of providing technical advisory and appraisals to the aircraft and aviation business as well as providing sourcing for aircraft leases and parts. Pursuant to a Share Exchange Agreement with WFS Pharmagreen Inc. (“WFS”) on May 2, 2018, the Company changed its name to Pharmagreen Biotech Inc. and changed its principal business to the construction of a biotech complex in Deroche, British Columbia, Canada, for the purpose of producing a variety of starter plantlets for the Canadian and international high CBD hemp and medical cannabis industries through the application of the proprietary plant tissue culture in vitro process called “Chibafreen”. This proprietary process will produce plantlets that will be genetically identical and free of pests and disease free with consistent and certifiable constituent properties.

Going Concern

These condensed consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As at December 31, 2019, the Company has not earned any revenues from operations, has a working capital deficit of $1,501,593, and has an accumulated deficit of $4,935,497. During the three months ended December 31, 2019, the Company incurred a net loss of $206,021 and used cash flows for operations of $71,922.  These factors raise substantial doubt upon the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern.

2.

Significant Accounting Policies

(a)

Interim Financial Statements

These condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

(b)

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. These condensed interim consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, WFS Pharmagreen Inc., and its 89.7% owned subsidiary 1155097 BC Ltd., companies incorporated in British Columbia, Canada. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year-end is September 30.

PHARMAGREEN BIOTECH INC.

Notes to the Condensed Consolidated Financial Statements

December 31, 2019

(Expressed in U.S. dollars)

(unaudited)

2.

Significant Accounting Policies (continued)

(c)  Use of Estimates and Judgments

The preparation of these condensed interim consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the allowance for doubtful accounts, the recoverability of property and equipment, the equity component of convertible notes, fair value of derivative liabilities, fair value of stock-based payments, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(d)  Recently Adopted Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for nonemployee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard became effective for the Company in the first quarter of fiscal year 2020. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In February 2016, Topic 842, Leases, was issued to replace the leases requirements in Topic 840, Leases. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. Earlier application is permitted. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its condensed consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

PHARMAGREEN BIOTECH INC.

Notes to the Condensed Consolidated Financial Statements

December 31, 2019

(Expressed in U.S. dollars)

(unaudited)

3.

Property and Equipment

	Cost $	Accumulated depreciation $	Net carrying value as at December 31, 2019 $	Net carrying value as at September 30, 2019 $

Construction in progress	450,607	–	450,607	441,095

As at December 31, 2019, costs related to the construction of cannabis production complex were capitalized as construction in progress and not depreciated. Depreciation will commence when construction is completed, and the facility is available for its intended use.

4.

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consists of the following:

	December 31, 2019 $	September 30, 2019 $

Accounts payable	853,728	829,942
Accrued interest payable	32,299	25,824

	886,027	855,766

5.

Promissory Note

On November 22, 2019, the Company entered into a promissory note with an unrelated party for $40,000 in connection with an equity purchase agreement (Refer to Note 9(b)). The promissory note is unsecured, due on November 30, 2020, and bears interest on the unpaid principal balance at a rate of 10% per annum. During the period ended December 31, 2019, the Company recognized accrued interest of $427 (2018 - $nil).

6.

Convertible Notes

(a)

On April 4, 2018, the amount of $32,485 owed to related parties was converted to Series A convertible notes, which are unsecured, non-interest bearing, and due on April 4, 2023.  These notes are convertible in whole or in part, any time until maturity, to common shares of the Company at $0.0001 per share. The outstanding balance remaining at maturity shall bear interest at 12% per annum until fully paid. The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $32,485 as additional paid-in capital and reduced the carrying value of the convertible note to $nil. The carrying value will be accreted over the term of the convertible notes up to their face value of $32,485.

During the year ended September 30, 2018, the Company issued 31,745,000 shares of common stock upon the conversion of $3,175 of Series A convertible notes, which included 18,000,000 common shares to the President of the Company and 5,320,000 common shares to family members of the President of the Company. Upon conversion, the Company immediately recognized the related remaining debt discount of $3,112 as accretion expense.

PHARMAGREEN BIOTECH INC.

Notes to the Condensed Consolidated Financial Statements

December 31, 2019

(Expressed in U.S. dollars)

(unaudited)

During the year ended September 30, 2019, the Company issued 3,900,000 shares of common stock upon the conversion of $390 of Series A convertible notes. Upon conversion, the Company immediately recognized the related remaining debt discount of $375 as accretion expense.

6.

Convertible Notes (continued)

As at December 31, 2019, the carrying value of the convertible notes was $1,968 (September 30, 2019 - $1,599) and had an unamortized discount of $26,952 (September 30, 2019 - $27,321). During the three months ended December 31, 2019, the Company recorded accretion expense of $369 (2018 - $361).

(b)

On September 17, 2019, the Company entered into a convertible note with an unrelated party for $78,000, of which $3,000 was paid directly to third parties for financing costs, resulting in cash proceeds to the Company of $75,000. The note is due on September 20, 2020, and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 22% per annum upon default of the note. The Note may be converted by the Lender at any time after 180 days of the date of issuance into shares of Company’s common stock at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date. Due to this provision, the Company considered whether the embedded conversion option qualifies for derivative accounting under ASC 815-15 Derivatives and Hedging. As the note isn’t convertible until 180 days following issuance, no derivative liability was recognized.

The financing costs were netted against the convertible note and are being amortized over the term using the effective interest rate method. During the three months ended December 31, 2019, the Company recognized accretion of the deferred financing fees of $744 (2018 - $nil), which is included in finance costs. As at December 31, 2019, the carrying value of the convertible note was $75,849 (September 30, 2019 - $75,105).

(c)

On October 1, 2019, the Company entered into a convertible note with an unrelated party for $78,000, of which $3,250 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $74,750. The note is due on October 1, 2020, and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 22% per annum upon default of the note. The Note may be converted by the Lender at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to lower of (i) the lowest trading price during the 10-trading day period prior to the issuance date (ii) 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date. In connection with the issuance of the above convertible note, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Embedded Derivatives, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value.

The financing costs were netted against the convertible note and are being amortized over the term using the effective interest rate method. The initial fair value of the conversion feature was determined to be $70,199, which was determined using the Black-Scholes option-pricing model and recorded as a discount on the convertible note. During the three months ended December 31, 2019, the Company recognized accretion of the debt discount of $4,462 (2018 - $nil) and accretion of the financing costs of $468 (2018 - $nil). As at December 31, 2019, the carrying value of the convertible note was $9,481 (September 30, 2019 - $nil).

PHARMAGREEN BIOTECH INC.

Notes to the Condensed Consolidated Financial Statements

December 31, 2019

(Expressed in U.S. dollars)

(unaudited)

6.

Convertible Notes (continued)

(d)

On October 17, 2019, the Company entered into a convertible note with an unrelated party for $63,000, of which $3,000 was paid directly to third parties for financing costs, resulting in cash proceeds to the Company of $60,000. The note is due on October 17, 2020, and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 22% per annum upon default of the note. Stringent pre-payment terms apply (from 20% to 30% to 33%, dependent upon the timeframe of repayment during the note’s term) and any part of the notice which is not paid when due shall bear interest at the rate of 22% per annum from the due date until paid. The Note may be converted by the Lender at any time after 180 days of the date of issuance into shares of Company’s common stock at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date. In December 2019, the conversion price was amended to 46%. Due to this provision, the Company considered whether the embedded conversion option qualifies for derivative accounting under ASC 815-15 Derivatives and Hedging. As the note isn’t convertible until 180 days following issuance, no derivative liability was recognized as of December 31, 2019.

The financing costs were netted against the convertible note and are being amortized over the term using the effective interest rate method. During the three months ended December 31, 2019, the Company recognized accretion of the deferred financing fees of $603 (2018 - $nil), which is included in professional fees. As at December 31, 2019, the carrying value of the convertible note was $60,603 (September 30, 2019 - $nil).

7.

Derivative Liability

The embedded conversion option of the Company’s convertible debentures described in Note 6(c) contain a conversion feature that qualifies for embedded derivative classification.  The fair value of this liability will be re-measured at the end of every reporting period and the change in fair value will be reported in the statement of operations and comprehensive loss as a gain or loss on derivative financial instruments. The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities:

December 31, 2019 $

Balance, September 30, 2019	–

Addition of new derivative liabilities	70,199
Change in fair value of embedded conversion option	37,295

Balance, December 31, 2019	107,494

The Company uses Level 3 inputs for its valuation methodology for the embedded conversion option liabilities as their fair values were determined by using the Black-Scholes option pricing model or a Binomial Model based on various assumptions. The model incorporates the price of a share of the Company’s common stock (as quoted on the Over the Counter Bulletin Board), volatility, risk free rate, dividend rate and estimated life. Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. As required, these are classified based on the lowest level of input that is significant to the fair value measurement. The following table shows the assumptions used in the calculations:

	Expected volatility	Risk-free interest rate	Expected dividend yield	Expected life (in years)

As at date of issuance	123.84%	1.73%	0%	1.00
As at December 31, 2019	134.86%	1.59%	0%	0.75

PHARMAGREEN BIOTECH INC.

Notes to the Condensed Consolidated Financial Statements

December 31, 2019

(Expressed in U.S. dollars)

(unaudited)

8.

Related Party Transactions

(a)

As at December 31, 2019, the Company owed $362,628 (Cdn$470,090) (September 30, 2019 - $372,799 (Cdn$493,694)) to the President of the Company, which is non-interest bearing, unsecured, and due on demand. During the three months ended December 31, 2019, the Company incurred consulting fees of $26,520 (2018 - $22,726) to the President of the Company.

(b)

As at December 31, 2019, the Company owed $nil (September 30, 2019 - $47,367 (Cdn$62,730)) to a company controlled by the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(c)

As at December 31, 2019, the Company owed $56,697 (Cdn$73,500) (September 30, 2019 - $55,500 (Cdn$73,500)) to the father of the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(d)

As at December 31, 2019, the Company owed $305,188 (Cdn$395,629) (September 30, 2019 – $291,504 (Cdn$386,039)) to a company controlled by the Chief Financial Officer of the Company, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand. During the three months ended December 31, 2019, the Company incurred consulting fees of $26,520 (2018 - $22,726) to the company controlled by the Chief Financial Officer of the Company.

9.

Commitments

(a)

Effective December 11, 2017, the Company entered into a binding Letter of Intent (“LOI”) with Alliance Growers Corp. (“Alliance”), whereby the Company will build a new cannabis biotech complex (the “Biotech Complex”) located in British Columbia, through their subsidiary, 1155097 BC Ltd. (“115BC”). On January 25, 2019, the Company’s wholly owned subsidiaries WFS Pharmagreen Inc. and 115BC entered into an Option Agreement with Alliance Growers Corp, which superseded the LOI entered into on December 11, 2017. The Option Agreement grants an option to Alliance to purchase 10% equity interest in 115BC for Cdn$1,350,000 and previously granted a second option to purchase an additional 20% equity interest in 115BC for funding of 30% of the total construction and equipment costs for the biotech complex less Cdn$1,350,000. The second option expired during the year ended September 30, 2019. On January 25, 2019, 115BC issued 8 shares of common stock to Alliance Growers Corp. upon exercise of the first option for consideration of $1,018,182 (Cdn$1,350,008), which was recognized as additional paid-in capital. As at December 31, 2019, the Company received advances of $57,855 (Cdn$75,000) (September 30, 2019 - $56,634(Cdn$75,000)) from Alliance.

(b)

On November 22, 2019, the Company entered into an equity purchase agreement with an unrelated party, whereby the third party is to purchase up to $10,000,000 of the Company’s common stock. The equity purchase agreement is effective for a term of 2 years from the effective date of the registration statement. The purchase price would be 85% of the market price. In return, the Company issued a promissory note of $40,000 (Refer to Note 5). In addition, the third party is required to pay an additional commitment fee of $10,000, of which $5,000 is payable upon signing the term sheet and the remaining $5,000 (paid) due upon completion of the first tranche of the financing.

PHARMAGREEN BIOTECH INC.

Notes to the Condensed Consolidated Financial Statements

December 31, 2019

(Expressed in U.S. dollars)

(unaudited)

10.

Subsequent Events

(a)

On January 2, 2020, the Company entered into a convertible note with an unrelated party for $53,000, of which $3,000 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $50,000. The note is due on January 2, 2021 and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 20% upon default of the note. The Note may be converted by the Lender at any time after 180 days of the date of issuance into shares of Company’s common stock at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date.

(b)

On January 15, 2020, the Company entered into a convertible note with an unrelated party for $61,000, of which $3,000 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $58,000. The note is due on January 15, 2021 and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 20% upon default of the note. The Note may be converted by the Lender at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to 65% of the lowest trading prices during the 20-trading day period prior to, and including, the conversion date.

(c)

On January 21, 2020, the Company entered into a convertible note with an unrelated party for $66,150, of which $3,000 was paid directly to third parties for financing costs and $150 was an original issue discount, resulting in proceeds to the Company of $63,000. The note is due on January 21, 2021 and bears interest on the unpaid principal balance at a rate of 8% per annum, which increases to 24% upon default of the note. The Note may be converted by the Lender at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to 60% of the lowest trading prices during the 20-trading day period prior to, and including, the conversion date.

(d)

On January 22, 2020, the Company entered into a convertible note with an unrelated party for $78,750, of which $3,750 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $75,000. The note is due on January 22, 2021 and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 20% upon default of the note. The Note may be converted by the Lender at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to 65% of the lowest trading prices during the 20-trading day period prior to, and including, the conversion date.

(e)

On January 15, 2020, the Company entered into a convertible note with an unrelated party for $55,000, of which $2,500 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $52,500. The note is due on January 15, 2021 and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 20% upon default of the note. The Note may be converted by the Lender at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to lower of (i) the lowest trading price during the 20-trading day period prior to the issuance date (ii) 65% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 11. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by us. All amounts are estimates except the SEC registration fee.

Amount to be paid*
SEC Registration Fee	$1,408.19
Accounting Fees and Expenses	2,000.00
Legal Fees and Expenses	7,600.00
Miscellaneous Expenses	8,169.00
Total	$19,177.19

_________________________
*

Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 12. Indemnification of Directors and Officers.

Chapter 78 of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged, after exhaustion of all appeals, to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our Articles of Incorporation and Bylaws provide that we may indemnify our officers, directors, employees, agents, and any other persons to the maximum extent permitted by the NRS.

Item 13. Recent Sales of Unregistered Securities

Securities Purchase Agreement with Power Up Lending Group Ltd.

Effective September 19, 2019 Pharmagreen Biotech Inc. entered into a securities purchase agreement dated September 17, 2019 with Power Up Lending Group Ltd. (“Power Up”).  Pursuant to the terms of the agreement, in consideration of $78,000, the Company issued to Power Up a convertible promissory note in the aggregate principal amount of $78,000.  The agreement contemplates that the parties may agree to the purchase and sale of additional convertible promissory notes upon the same terms and conditions in the aggregate amount of up to $1,250,000 during the 12 months ending September 17, 2020.

The note is due and payable 12 months following the issue date and bears interest at the rate of 10% per annum before maturity and 22% per annum after maturity.  The holder may, at its option, beginning March 17, 2020 and until payment of all outstanding principal and interest, convert all or any portion of the note into shares of the Company’s common stock at the price that is a 39% discount to the average of the two lowest trading prices during the 10 consecutive trading days prior to the conversion date.  The note is not subject to pre-emptive rights or similar rights of the Company’s shareholders, and no portion of the note may be converted that would result in Power Up holding in excess of 4.99% of the Company’s issued and outstanding securities.  Until the Company has satisfied its obligations under the note, it may not, without the consent of Power Up, dispose of assets except in the ordinary course of business.

The Company is entitled to prepay the convertible note at the rate of 120% during the 90 days following the issue date, 130% of the note between the 91st and 150th day following the issue date, and 133% during the period between the 151st day and the 180th day following the issue date.

Securities Purchase Agreement with EMA Financial, LLC

Effective October 1, 2019 the Company entered into a securities purchase agreement dated October 1, 2019 with EMA Financial, LLC. (“EMA”).  Pursuant to the terms of the agreement, in consideration of $78,000, the Company issued to EMA a senior convertible promissory note in the aggregate principal amount of $78,000.

The note is due and payable 12 months following the issue date and bears interest at the rate of 10% per annum before maturity and 24% per annum after maturity.  The holder may, at its option, until payment of all outstanding principal and interest, convert all or any portion of the note into shares of the Company’s common stock at the price that is the lower of (i) the lowest closing price of the common shares during the 10 trading days period ended on the latest complete trading day prior to October 1, 2019; and (ii) a 39% discount to the average of the two lowest trading prices during the 10 consecutive trading days immediately prior to and including the conversion date on which at least 100 shares of the Company’s common shares were traded.  However, if the closing price of the common shares at any time during the term falls below $0.83 (as appropriately and equitably adjusted for stock splits, stock dividends, stock contributions and similar events), then an additional 15% discount will be attributed to the conversion price for any and all conversions submitted thereafter.  The holder of the note shall be entitled to deduct $600.00 from the conversion amount in each notice of conversion to cover the holder’s legal fees associated with such conversion.

The Company is entitled to prepay the convertible note at the rate of 120% during the 60 days following the issue date, 130% of the note between the 61st and 1120th day following the issue date, 133% during the period between the 121st day and the 150th day following the issue date, and 135% during the period between the 151st day and the 180th day following the issue date.

The note is not subject to pre-emptive rights or similar rights of the Company’s shareholders, and no portion of the note may be converted that would result in EMA holding in excess of 4.99% of the Company’s issued and outstanding securities.  Until the Company has satisfied its obligations under the note, it may not, without the consent of EMA, declare or set apart funds for any dividends or other distributions, repurchase or redeem any securities of the Company, incur additional debt or encumber its assets except in the ordinary course of business, dispose of assets except in the ordinary course of business, or advance credit to any third party.

The Company is entitled to prepay the convertible note at the rate of 120% during the 90 days following the issue date, 130% of the note between the 91st and 150th day following the issue date, and 133% during the period between the 151st day and the 180th day following the issue date.

Second Securities Purchase Agreement with Power Up Lending Group Ltd.

Effective October 17, 2019, the Company entered into a second securities purchase agreement with Power Up.  Pursuant to the terms of the agreement, in consideration of $63,000, the Company issued to Power Up a convertible promissory note in the aggregate principal amount of $63,000.

The note is due and payable 12 months following the issue date and bears interest at the rate of 10% per annum before maturity and 22% per annum after maturity.  The holder may, at its option, beginning April 14, 2020 and until payment of all outstanding principal and interest, convert all or any portion of the note into shares of the Company’s common stock at the price that is a 39% discount to the average of the two lowest trading prices during the 10 consecutive trading days prior to the conversion date.  The note is not subject to pre-emptive rights or similar rights of the Company’s shareholders, and no portion of the note may be converted that would result in Power Up holding in excess of 4.99% of the Company’s issued and outstanding securities.  Until the Company has satisfied its obligations under the note, it may not, without the consent of Power Up, dispose of assets except in the ordinary course of business.

The Company is entitled to prepay the convertible note at the rate of 120% during the 90 days following the issue date, 130% of the note between the 91st and 150th day following the issue date, and 133% during the period between the 151st day and the 180th day following the issue date.

Third Securities Purchase agreement with Power Up Lending Group Ltd.

Effective January 2, 2020, 2019, the Company entered into a second securities purchase agreement with Power Up.  Pursuant to the terms of the agreement, in consideration of $53,000, the Company issued to Power Up a convertible promissory note in the aggregate principal amount of $53,000.

The note is due and payable 12 months following the issue date and bears interest at the rate of 10% per annum before maturity and 22% per annum after maturity.  The holder may, at its option, beginning April 14, 2020 and until payment of all outstanding principal and interest, convert all or any portion of the note into shares of the Company’s common stock at the price that is a 39% discount to the average of the two lowest trading prices during the 10 consecutive trading days prior to the conversion date.  The note is not subject to pre-emptive rights or similar rights of the Company’s shareholders, and no portion of the note may be converted that would result in Power Up holding in excess of 4.99% of the Company’s issued and outstanding securities.  Until the Company has satisfied its obligations under the note, it may not, without the consent of Power Up, dispose of assets except in the ordinary course of business.

The Company is entitled to prepay the convertible note at the rate of 120% during the 90 days following the issue date, 130% of the note between the 91st and 150th day following the issue date, and 133% during the period between the 151st day and the 180th day following the issue date.

Each issuance of a convertible promissory note to Power Up and EMA was made to accredited investors (as that term is defined in Regulation D of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Common Stock

Year ended September 30, 2019

•

On December 6, 2018, the Company issued 2,000,000 shares of common stock upon the conversion of $200 of Series A convertible notes at $0.0001 per share.

•

On December 6, 2018, the Company issued 51,735 shares of common stock with a fair value of $121,554 for financing costs. The fair value of common stock was determined based on the end of day trading price of the Company’s common stock on the date of issuance.

•

On February 1, 2019, the Company issued 1,000,000 shares of common stock upon the conversion of $100 of Series A convertible notes at $0.0001 per share.

•

On August 19, 2019, the Company issued 900,000 shares of common stock upon the conversion of $90 of Series A convertible notes at $0.0001 per share.

•

On September 17, 2019, the Company issued 75,000 shares of common stock with a fair value of $172,500 for consulting fees. The fair value of common stock was determined based on the end of day trading price of the Company’s common stock on the date of issuance.

Year ended September 30, 2018

•

On February 28, 2018, the Company issued 8,230,000 shares of WFS common stock for the conversion of $506,761 (Cdn$647,200) of convertible debentures and $137,652 (Cdn$175,800) of accrued interest.

•

On April 16, 2018, the Company filed a certificate of amendment to increase the authorized share capital to 9,000,000,000 shares of common stock.

•

On May 1, 2018, the WFS issued 9,474,500 shares of WFS common stock for the conversion of Cdn$1,736,500 convertible debentures.

•

On May 2, 2018, the Company issued 37,704,500 shares of common stock in exchange for all the issued and outstanding shares of WFS Pharmagreen Inc. pursuant to the share exchange agreement dated April 12, 2018.

•

On May 24, 2018, the Company enacted a reverse split of its shares of common stock on a 200:1 basis. All reference to share and per share amounts have been retroactively restated to effect the reverse stock split as if the transaction had taken place as of the beginning of the earliest period presented.

•

On July 9, 2018, the Company issued 26,720,000 shares of common stock upon the conversion of $2,672 of Series A convertible notes at $0.0001 per share.

•

On July 24, 2018, the Company filed a certificate of amendment to decrease the authorized share capital to 500,000,000 shares of common stock.

•

On August 27, 2018, the Company issued 5,025,000 shares of common stock upon the conversion of $503 of Series A convertible notes at $0.0001 per share.

The following table provides further detail to common shares issued:

Date	Common Shares	Name
February 20, 2017	1,500,000	Shawn Balaghi
March 08, 2017	100,000	Lisa Arnold
March 08, 2017	100,000	BTL Media Ltd (Control person: Mike French)
March 08, 2017	82,500	Chimney Rock Holdings Ltd. (Control person: Shawn Balaghi)
March 08, 2017	100,000	Ron McIntyre
May 02, 2018	200,000	Waren Glass
May 02, 2018	40,000	Judy Ross
May 02, 2018	830,000	Dr. Christopher Kind

May 02, 2018	100,000	Glen Tauber
May 02, 2018	72,000	Victoria Rosiek
May 02, 2018	20,000	Charlotte Tanner
May 02, 2018	200,000	Vernon Dickau
May 02, 2018	120,000	Chadwick Friesen
May 02, 2018	120,000	Dharmesh Sisodraker
May 02, 2018	20,000	Raelene Adamson
May 02, 2018	48,000	Leo Verlaan
May 02, 2018	80,000	Marilynne Gariepy
May 02, 2018	60,000	Lisa Telford
May 02, 2018	302,000	Archer Baskerville
May 02 2018	40,000	Kevin Rollman
May 02, 2018	20,000	Greg Rahn
May 02, 2018	20,000	Dale Herman
May 02, 2018	752,500	Harvey Larochelle
May 02, 2018	80,000	Robert McFarlane
May 02, 2018	80,000	Annette Savage
May 02, 2018	80,000	Robert Sim
May 02, 2018	160,000	Dancing Light Consulting Ltd. (Control person: Claudia Losie)
May 02, 2018	100,000	Johen Lemieux
May 02, 2018	25,000	Dawn Nagai
May 02, 2018	25,000	Sean McPhee
May 02 2018	40,000	Robert Probert
May 02, 2018	40,000	Sakuntala Devi-Probert
May 02, 2018	5,900,000	Dr. Wladyslaw Wojcik, Med Prof Corp. (Control person: Dr. Wladyslaw Wojcik)
May 02, 2018	120,000	Brian Danard
May 02, 2018	80,000	Ronald Funk
May 02 2018	50,000	Peter MacInnes
May 02, 2018	200,000	Anthony Neumeyer
May 02, 2018	100,000	Michelle Neumeyer

May 02, 2018	40,000	Joerg Schweitzer
May 02, 2018	50,000	Carylon Zaruk
May 02, 2018	200,000	Elouise Johnson
May 02, 2018	400,000	Gordon Jang
May 02, 2018	80,000	Emma Stothert
May 02, 2018	40,000	Wyn Stothert
May 02, 2018	172,000	Charles Hoover Jr.
May 02, 2018	500,000	Christopher Turner
May 02, 2018	80,000	Capital Event Mgt Ltd. (Control person: Neil Currie)
May 02, 2018	150,000	Jay Purdy
May 02, 2018	300,000	Ashwan Singh
May 02, 2018	164,000	Harwinder Chahal
May 02 2018	40,000	Harmail Chahal
May 02, 2018	1,200,000	Alliance Growers Corp. (Control person: Dennis Petke)
May 02, 2018	40,000	Robert Saunders
May 02, 2018	24,000	Cheryl Stubbins
May 02, 2018	20,000	Adrien Scheer
May 02, 2018	11,500,000	Peter Wojcik
May 02, 2018	4,830,000	Wladyslaw Wojcik
May 02 2018	4,750,000	Robert Stewart
May 02, 2018	3,000,000	Stan Fiddis
July 9, 2018	18,000,000	Peter Wojcik
July 9, 2018	2,000,000	Leonna Wojcik
July 9, 2018	1,000,000	Jordan Wojcik
July 9, 2018	1,000,000	Jessica Wojcik
July 9, 2018	170,000	Dianne Rosiek
July 9, 2018	2,000,000	Dr Fawzia Afreen
July 9, 2018	100,000	Cornelius Giesbrecht
July 9, 2018	1,320,000	Mark Wojcik
July 9, 2018	30,000	Mardi Black

July 9, 2018	30,000	Doug Black
July 9, 2018	1,000,000	Bart Walczykowski
July 9, 2018	70,000	Matt Bullmer
July 12, 2018	10	CEDE & Co
August 27, 2018	5,000,000	T K Investments Ltd. (Control person: Terry Kwan)
August 27, 2018	25,000	Harvey Larochelle
December 6, 2018	2,000,000	Bart Walczykowski
December 6, 2018	51,725	L2 Capital LLC. (Control person: Adam Long)
February 1, 2019	1,000,000	Transcontinental Marketing LLC. (Control person: Juhee Im)
September 23, 2019	75,000	Emerging Market Consulting, LLC

The company sold these securities under the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

Item 14. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

See the Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Port Coquitlam, British Columbia Canada on May 8, 2020 and pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Wojcik	President, Chief Executive Officer	May 8, 2020
Peter Wojcik	(Principal Executive Officer), Principle Financial Officer, Director

Signature	Title	Date

/s/ Terry Kwan	Principal Accounting Officer	May 8, 2020
Terry Kwan

EXHIBIT INDEX

Exhibit Number	Description

2.1	Articles of Incorporation and Bylaws dated November 26, 2007 as previously filed with the SEC on March 20, 2019

2.2	Articles of Merger dated, October 30, 2008 (Azure International, Inc./ Air Transport Group Holding, Inc. as previously filed with the SEC on March 20, 2019

2.3	Securities Exchange Agreement dated April 12, 2018, by and among Air Transport Group Holdings Inc. and WFS Pharmagreen Inc., as previously filed with the SEC on March 20, 2019

2.4	Articles of Incorporation and Bylaws dated December 19, 2013 for WFS Pharmagreen Inc. as previously filed with the SEC on March 20, 2019

2.5	Articles of Incorporation and Bylaws dated March 02, 2018 for BC1155097 as previously filed with the SEC on March 20, 2019

2.6	Articles of Incorporation and Bylaws dated August 02, 2018 for BC1174505 as previously filed with the SEC on March 20, 2019

2.7	Option Agreement with Alliance Growers January 25, 2019 as previously filed with the SEC on March 20, 2019

2.8	Equity Purchase Agreement PHBI-L2 Capital as previously filed with the SEC on March 20, 2019

2.9	Registration Rights Agreement PHBI-L2 Capital as previously filed with the SEC on March 20, 2019

3.2	Certificate of Amendment dated April 16, 2018 (authorized increased to 9,000,000,000) as previously filed with the SEC on March 20, 2019

3.3

Certificate of Amendment dated May 3, 2018, (name change from Air Transport Group holdings, Inc. to Pharmagreen Biotech.), (200:1) Reverse Stock Split. as previously filed with the SEC on March 20, 2019

10.1	EMC Financial, LLC consulting agreement as filed with the SEC on Form 8-K November 8, 2019
10.2	Securities Purchase Agreement with Power Up Lending Group Ltd. as filed with the SEC on Form 8-K Novenber 8, 2019

10.3	Oscaleta Partners LLC Equity Purchase Agreement as filed with the SEC on Form 8-K December 2, 2019
10.4	Registration Rights Agreement as filed with the SEC on Form 8-K December 2, 2019

5.1	Opinion of Counsel

23.1	Consent of auditor, dated April 29, 2020

23.2	Consent of Counsel (included in Exhibit 5.1)*